UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HomeStreet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules- 14a-6(i)(1) and 0-11.

April 15, 2025
Dear Shareholders:
It is our distinct pleasure to invite you to attend the 2025 Annual Meeting of Shareholders of HomeStreet, Inc. (the “Annual Meeting” or “meeting”) to be held virtually at 10:00 a.m., Paciﬁc Time, on May 29, 2025. You will be able to virtually attend the meeting, submit your questions and comments, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/HMST2025. You will also be able to access, through the website during the meeting, a list of shareholders entitled to vote. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and HomeStreet, Inc. Shareholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting as more fully explained in the accompanying Proxy Statement.
We have elected to deliver our proxy materials to our shareholders over the Internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2024 annual report to shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote by telephone or Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. You may also find copies of these items online at http://ir.homestreet.com/sec-filings/proxy-materials/default.aspx.
The matters to be voted on are described in the accompanying Notice of 2025 Annual Meeting of Shareholders and Proxy Statement. Our Board of Directors recommends that you vote in accordance with each of its recommendations regarding the proposals listed in the Notice of 2025 Annual Meeting of Shareholders and described in the accompanying Proxy Statement.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote by telephone, Internet or submit your signed and dated proxy card to ensure your representation at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Information About the Annual Meeting” beginning on page 5 of the Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials. Providing voting instructions or returning your proxy card in advance of the meeting will not prevent you from voting on the website during the meeting but will ensure that your vote is counted if you are unable to attend.
Thank you for your ongoing support of and continued interest in HomeStreet, Inc.
Sincerely,

Mark K. Mason
Chairman of the Board, President and Chief Executive Officer

James R. Mitchell Jr.
Lead Independent Director

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 29, 2025, 10:00 a.m. (Pacific Time)
Virtual Meeting Only — No Physical Meeting Location
_____________________________________________________________

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders ("Annual Meeting") of HomeStreet, Inc., a Washington corporation (the “Company”), will be held in a virtual-only format, via live webcast, on Thursday, May 29, 2025 at 10:00 a.m. (Pacific Time). The purpose of this meeting is to consider and vote upon the following matters:
1.The election of eight directors to our Board of Directors to serve until the 2026 annual meeting of shareholders, or until their respective successors are elected and qualiﬁed;
2.The approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers;
3.The ratiﬁcation on an advisory (non-binding) basis of the appointment of Crowe LLP ("Crowe") as the Company’s independent registered public accounting ﬁrm for the year ending December 31, 2025.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2025 Annual Meeting of Shareholders. We also will transact any other business that may properly come before the Annual Meeting, but we are not aware of any such additional matters.
Only shareholders of record at the close of business on March 31, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. The accompanying Proxy Statement and the proxy card were either made available to you online or mailed to you beginning on or about April 15, 2025.

We have adopted a virtual format for the Annual Meeting to provide a safe, consistent and convenient experience to all shareholders regardless of location. You will be able to virtually attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/HMST2025.

Please note that the proxy statement relates solely to our 2025 Annual Meeting of Shareholders and does not contain information regarding the Company’s proposed merger with Mechanics Bank and does not ask you to consider the merger agreement or the transactions contemplated thereby. We do not intend to discuss the proposed merger or the merger agreement at our 2025 Annual Meeting of Shareholders. Instead, we will hold a separate, special meeting of shareholders on a future date to consider and approve the issuance of shares of the Company’s common stock in connection with the merger and the transactions contemplated by the merger agreement. At the appropriate time, we will send a separate package of proxy solicitation materials to you for the special meeting of shareholders in connection with the proposed merger. The merger is subject to closing conditions set forth in the merger agreement, including among others the approval of the issuance of shares of the Company’s common stock as merger consideration by the Company’s shareholders.

Whether or not you expect to attend the annual meeting, we encourage you to read the Proxy Statement and vote by telephone or by Internet or submit your proxy card or voting instructions as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Information About the Annual Meeting” beginning on page 5 of the accompanying Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials.

Godfrey B. Evans
Executive Vice President, General Counsel and Corporate Secretary
April 15, 2025

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2025

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PROXY STATEMENT SUMMARY
This summary highlights information about HomeStreet, Inc. (the “Company” or “HomeStreet”) and certain information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider in connection with the matters before the Annual Meeting. Please read the entire Proxy Statement carefully before voting your shares. For more complete information regarding the Company’s 2024 performance, please review the Company’s 2024 annual report to shareholders available at www.proxyvote.com. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
THE ANNUAL MEETING

Date	May 29, 2025

Time	10:00 a.m. Pacific Time

Place	The Annual Meeting will be held as a virtual-only meeting, which can be accessed at
www.virtualshareholdermeeting.com/HMST2025

Record Date	March 31, 2025

Voting
Shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 18,920,808 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting. Each Share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals. For more information on voting, virtually attending the Annual Meeting and other meeting information, please see “Information About the Annual Meeting” on page 5 of this Proxy Statement.

VOTING MATTERS AND VOTE RECOMMENDATIONS

	Unanimous Board Recommendation	See Page
Proposal 1: Election of eight directors	FOR the Board’s nominees	11
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	FOR	55
Proposal 3: Ratiﬁcation on an advisory (non-binding) basis of the appointment of our independent registered public accounting ﬁrm for 2025	FOR	57

OUR DIRECTOR NOMINEES

Our Board of Directors (the “Board”) is currently comprised of eight directors, eight of whom are nominated and standing for election at the Annual Meeting. You are therefore being asked to elect eight directors this year to serve a one-year term on the Board until the 2026 annual meeting of shareholders, until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. For more information about the background and qualifications of the director nominees and the entire Board, please see “Proposal 1 — Election of Directors” on page 11 of this Proxy Statement. The Board’s nominees are:

Name	Age	Tenure(1)	Position/Committees

Mark K. Mason	65	15 years	Executive Chair
Scott M. Boggs	70	13 years	Audit, Enterprise Risk Management and Executive
Sandra A. Cavanaugh	70	7 years	Compensation Chair, Enterprise Risk Management, Executive, Audit and Nominating and Governance
Jeffrey D. Green	61	5 years	Audit Chair, Nominating and Governance
Joanne R. Harrell	70	3 years	Nominating and Governance Chair, Enterprise Risk Management and Compensation
James R. Mitchell, Jr.	75	5 years	Audit, Compensation and Executive
Nancy D. Pellegrino	68	6 years	Enterprise Risk Management Chair, Compensation and Nominating and Governance
S. Craig Tompkins	74	2 years	Enterprise Risk Management, Compensation and Nominating and Governance
(1) Rounded to the nearest year.
CORPORATE GOVERNANCE HIGHLIGHTS
✓ Lead Independent Director with clearly defined responsibilities
✓ Seven of eight current directors are independent
✓ Each Board committee, other than the Executive Committee, is comprised of independent directors
✓ Average director tenure of director nominees is 7 years
✓ Average age of director nominees is 69
✓     Board inclusion and belonging policy
✓ Directors can be removed without “cause”
✓ Shareholders with at least 10% of outstanding shares are permitted to call a special meeting of shareholders
✓ Majority voting standard for uncontested director elections with a director resignation policy
✓ No supermajority shareholder vote requirements in the Articles of Incorporation
✓ Annual election of directors
✓ Board policy limits director membership on other public company boards
✓ Regular Board, committee and director evaluations
✓ Regular comprehensive succession planning for management
✓ Each current director attended at least 75% of the meetings of the Board and the committees on which the director served in 2024
✓ Policies prohibiting hedging of the Company’s securities
✓ Meaningful stock ownership and retention guidelines for directors

SHAREHOLDER ENGAGEMENT OVERVIEW

The Board welcomes feedback from shareholders on our Board composition, governance practices and policies, executive compensation framework and other appropriate matters related to our strategy and performance. We routinely provide opportunities for our shareholders to connect with our leadership team. Members of our management team regularly attend investor and industry conferences where they are able to engage with active managers of hedge funds and mutual funds who are investors or potential investors in HomeStreet. We also routinely attend ad hoc meetings with current or prospective investors. We encourage you to visit our investor relations website at http://ir.homestreet.com to learn more about the Company. Shareholders can also find our Shareholder Engagement Procedures and Practices on our investor relations website, which provides guidelines for how shareholders can communicate with our Board.

HOMESTREET, INC.
________________
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2025
_________________

April 15, 2025
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of HomeStreet, Inc. (the “Company” or “HomeStreet”) for use at the Company’s 2025 Annual Meeting of shareholders (the “Annual Meeting” or “meeting”) to be held on May 29, 2025 at 10:00 a.m. Pacific Time as a virtual-only meeting which can be accessed at www.virtualshareholdermeeting.com/HMST2025.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. On or about April 15, 2025, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2024 annual report to shareholders. The Notice of Internet Availability also provides instructions on how to vote by telephone or by Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

INFORMATION ABOUT THE ANNUAL MEETING

1.Why am I receiving these materials?
Our Board of Directors (the “Board”) has sent you the Notice of Internet Availability and accompanying Proxy Statement to ask for your vote, as a shareholder of HomeStreet, on certain matters that will be voted on at the Annual Meeting. As a shareholder, you are invited to virtually attend the Annual Meeting and are entitled to and requested to vote on the proposals set forth in this Proxy Statement. For more information on the participants in the Board’s solicitation, please see “Participants in the Solicitation” on page 64 of this Proxy Statement.

2.Who is entitled to vote?
All shareholders of record of HomeStreet’s common stock at the close of business on March 31, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

3.How many shares are entitled to vote at the meeting?
As of the Record Date, 18,920,808 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.

4.How many votes do I have?
Each share of common stock you owned on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other matters presented at this meeting, you are entitled to one vote for each share of common stock you owned on the Record Date.

5.Who is a registered shareholder and who is a beneﬁcial shareholder?
Registered Shareholders: A “registered shareholder” is a person or entity whose name appears in the Company’s registered list of shareholders as an owner of one or more shares of the Company’s common stock. If you are a registered shareholder, the Notice of Internet Availability, proxy card or voting instruction are being sent directly to you and you are invited to virtually attend the Annual Meeting through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials.
Beneﬁcial Shareholders: A “beneﬁcial shareholder” is a person or entity whose shares of the Company’s common stock are held by a bank, broker or other nominee (a.k.a. in “street name”). Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If you are a beneficial shareholder, the Notice of Internet Availability, proxy card or voting instruction materials are being forwarded to you by your bank, broker or other nominee who is considered the registered shareholder of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to virtually attend the Annual Meeting through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials. Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how to vote your shares.
Under certain circumstances banks, brokers and other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee, which is referred to as a “broker non-vote”. In these cases, those shares will be counted for the purpose of determining whether a quorum is present. Pursuant to applicable regulations, if you do not give instructions to your bank, broker or other nominee, your bank, broker or other nominee will not be permitted to vote your shares with respect to Proposal 1, Election of Directors, or Proposal 2, Approval on an Advisory (Non-Binding) Basis of the Compensation of the Company’s Named Executive Officers.

6.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Godfrey B. Evans, our Corporate Secretary and General Counsel, and Mark K. Mason, our Chairman, President and Chief Executive Officer, as the Company’s proxies for the Annual Meeting.

7.How do I vote?
Registered Shareholders: If you are a “registered shareholder,” you can vote your shares in the following four ways:
•By Internet: Visit the website shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote via the Internet (www.proxyvote.com);
•By Telephone: Use the toll-free telephone number shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote by telephone;
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating your proxy card and mailing it using the postage pre-paid envelope that was enclosed with your proxy materials. Note that you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instruction on how to vote via the Internet and how to request paper copies of the proxy materials.
•At the Annual Meeting: If you virtually attend the Annual Meeting through the website provided using the control number from your Notice of Internet Availability, proxy card or voting instruction materials, you may vote your shares associated with that control number online during the Annual Meeting. However, you are encouraged to read the Proxy Statement and vote by telephone or by Internet or complete, sign and date your proxy card and mail it using the postage pre-paid envelope that was enclosed with your proxy materials regardless of whether you plan to attend the Annual Meeting to ensure your vote is counted.
Beneﬁcial Shareholders: If you are a “beneﬁcial shareholder,” then you will receive voting instructions from your bank, broker or other nominee on how you may vote your shares, which will include a control number that you can use to virtually attend the Annual Meeting on the website www.virtualshareholdermeeting.com/HSMT2025.
For more information, please see “Information about the Annual Meeting — How do I virtually attend and participate in the Annual Meeting” on page 8 of this Proxy Statement.

8.What should I do if I receive more than one proxy card or set of proxy materials from the Company?
Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.
Please note that if you have more than one account through which you hold shares, you will receive more than one control number. The control number is used to vote your shares, and is also used to log on to the meeting website to virtually attend the meeting, which will allow you to vote the shares held in the account associated with that control number at the meeting. However, you will not be able to vote shares held in other accounts not associated with the control number you are using to log in to the virtual shareholder meeting. Therefore, it is important that you return your proxy cards for all of your accounts prior to the Annual Meeting so that all of your shares may be counted.

9.Can I revoke my proxy?
Yes. You can revoke your proxy and/or change your vote at any time prior to the Annual Meeting. Only your latest dated voting instructions or proxy will count.

Registered Shareholders: If you are a “registered shareholder” who has properly executed and delivered a proxy, you may revoke such proxy at any time before the Annual Meeting in any of the following ways:
•submitting another proxy with a later date by telephone or by Internet or by signing, dating and returning your proxy card using the instructions on your proxy card;
•sending a written notice of revocation to our Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101; or
•voting online during the Annual Meeting at www.virtualshareholdermeeting.com/HMST2025.
Beneﬁcial Shareholders: If you are a “beneficial shareholder,” you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with such bank, broker or nominee’s procedures. You can use your control number to log into and virtually attend the Annual Meeting and change your vote during the meeting.

10.How will my shares be voted if I return the proxy card?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the speciﬁcations made on that proxy card. Where a choice has been speciﬁed on the proxy card with respect to the proposals, the shares represented by the proxy card will be voted in accordance with the speciﬁcations.
The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed proxy card.

11.What happens if I sign and return my proxy card, but don’t mark my votes?

If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the eight director nominees of the Board set forth on the proxy card (Proposal 1); “FOR” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); and “FOR” the ratiﬁcation on an advisory (non-binding) basis of the appointment of Crowe as the independent registered public accounting ﬁrm of the Company for 2025 (Proposal 3).

12.Will my shares be voted if I do nothing?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote by telephone or by Internet or vote online during the Annual Meeting. If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee) and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may not have discretionary authority to vote your shares on with respect to the election of directors (Proposal 1) or the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers (Proposal 2). If you do not instruct your bank, broker or other nominee as to how to vote your shares and your bank, broker or other nominee does not have discretionary voting authority, these unvoted shares will be “broker non-votes”. Banks, brokers or other nominees generally may only exercise discretionary voting authority to vote “routine” proposals. The ratification on an advisory (non-binding basis) of the appointment of our independent registered public accounting firm for 2025 (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. If banks, brokers or other nominees exercise this discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for determining whether a quorum is present.
YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we ask you to vote by telephone or by Internet by following the instructions on the Notice of Internet Availability, proxy card or voting instruction materials or by completing, signing and dating your proxy card and promptly mailing it in the postage-paid envelope enclosed with your proxy materials, whether or not you plan to virtually attend the Annual Meeting. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes.

13.How do I virtually attend and participate in the Annual Meeting?
The meeting webcast on May 29, 2025 will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Only HomeStreet shareholders or their duly authorized and constituted proxies may virtually attend the Annual Meeting. The control number printed on your Notice of Internet Availability, proxy card or voting instruction materials is required to virtually attend the meeting through the website at www.virtualshareholdermeeting.com/HMST2025 regardless of whether you are a registered shareholder or a beneficial shareholder. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting.
Our Chairman and CEO is expected to lead the meeting, and members of our Board are expected to be present and available during the Annual Meeting. During the Annual Meeting, you will be able to hear the business of the meeting as it is conducted, vote your shares if you have not already done so, access information that would normally be available at an in-person annual meeting, including the list of shareholders entitled to vote at the meeting, and submit questions to be answered by our Chairman of the Board. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and additional instructions regarding the question and answer period of the Annual Meeting will be posted on the virtual meeting website.
The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able submit questions before and during the meeting through the virtual meeting portal. To submit a question, log into the virtual meeting platform at www.virtualshareholdermeeting.com/HMST2025, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness and efficient use of time, we will respond to up to two questions from a single shareholder and may not be able to respond to all questions.
Our virtual Annual Meeting website will be hosted by Broadridge. In the event you have any technical difficulties logging into the meeting, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/HMST2025.

14.What constitutes a “quorum”?
A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person as a logged-in participant of the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. If less than a quorum of the outstanding shares is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice.

15.What vote is required to approve each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Required	Broker Discretionary Voting

Proposal 1: Election of eight directors	Majority of votes cast *	No
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	Number of votes cast in favor exceeds number of votes cast against	No
Proposal 3: Ratification on an advisory (non-binding) basis of the appointment of our independent registered public accounting firm for 2025	Number of votes cast in favor exceeds number of votes cast against	Yes
*    Under the Bylaws, the voting standard in an uncontested election is a majority vote standard. See “What vote is required to elect directors?” below.

16.What is the effect of abstentions and broker non-votes?

If you specify that you wish to “abstain” from voting on an item (or “withhold” your vote for a director), then your shares will not be voted on that particular item. Abstentions and broker non-votes are not considered “votes cast” and so are not counted either “for” or “against” any proposal that requires a majority of votes cast in order to pass, which includes all of the proposals being presented at the Annual Meeting (including the non-contested election of directors).

17.What vote is required to elect directors?

Our Bylaws provide that, in any election of directors that is not a “contested election” (as defined in our Bylaws and described below), the candidates elected are those receiving a majority of the votes cast. Therefore, to be elected, the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee.

The term of any director nominee who is a director at the time of election and who does not receive a majority of votes cast in the election held under the majority voting standard described above terminates on the earliest to occur of: (i) 90 days after the date on which the voting results of the election are determined; (ii) the date the director’s resignation is accepted by the Board; or (iii) the date the Board fills the position. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as “withheld”; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction). Broker non-votes will have no effect on the outcome of this proposal. Shareholders may not cumulate their votes in the election of directors.

Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if (a) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees set forth in Section 1.13 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section and (b) the Board has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. No such shareholder notice was received by the Company in advance of this Annual Meeting.

18.What vote is required to approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the ratiﬁcation of the appointment of our independent registered public accountants for 2025?
Each of the proposals to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the appointment of Crowe as HomeStreet’s independent registered public accounting ﬁrm for 2025 will be adopted if a majority of the votes present in person or by proxy and voting on such matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

19.Who will count the votes?
Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.

20.Where can I ﬁnd the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and intend to publish ﬁnal results in a Current Report on Form 8-K, which we will ﬁle with the SEC within four business days after the Annual Meeting.

21.Who can help answer any other questions I may have?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

HomeStreet, Inc.
Attn: Investor Relations
601 Union Street, Suite 2000
Seattle, WA 98101

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction

HomeStreet’s Board currently consists of eight members, eight of whom are nominated and standing for election at the Annual Meeting. You are therefore being asked to elect eight directors this year to serve a one-year term on the Board until the 2026 annual meeting of shareholders, until their respective successors are duly elected and qualiﬁed or until their earlier death, resignation or removal.
The Board of Directors
The following table sets forth certain information with respect to HomeStreet’s Board of Director nominees, including each nominee’s age as of March 31, 2025.

Director	Age	Director Since

Mark K. Mason, Chairman	65	2010
Scott M. Boggs	70	2012
Sandra A. Cavanaugh	70	2018
Jeffrey D. Green	61	2020
Joanne R. Harrell	70	2022
James R. Mitchell, Jr., Lead Independent Director	75	2020
Nancy D. Pellegrino	68	2019
S. Craig Tompkins	74	2023

Under our Bylaws, any director nominee’s eligibility to serve as a director of the Company is subject to any required notification to, or approval, nonobjection or requirement of, the Board of Governors of the Federal Reserve System, the Washington State Department of Financial Institutions or any other regulatory entity having jurisdiction over the Company.
The number of directors may be increased or decreased from time to time by our Board, provided that a reduction in the number of directors may not shorten the term of an incumbent. Our Bylaws permit our Board to establish by resolution the authorized number of directors, which shall be between seven and thirteen directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board. All of our director nominees, except for Mr. Mason, satisfy the definition of “independent director” under the corporate governance rules of The Nasdaq Stock Market (“Nasdaq”).
Key Qualifications
The following table sets forth certain key qualifications and skills of our Board. The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill or experience that the director brings to our Board. Our Board composition reflects our Board’s desire that directors have the broad expertise and perspective needed to govern our business and strengthen and support senior management.

Qualification	Mark Mason	Scott Boggs	Sandra Cavanaugh	Jeffrey Green	Joanne Harrell	James Mitchell Jr.	Nancy Pellegrino	S. Craig Tompkins

Financial Expertise Literacy	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Legal	✓					✓		✓
Capital Markets	✓					✓		✓
Technology Cybersecurity	✓	✓	✓	✓	✓	✓	✓
Audit	✓	✓	✓	✓		✓		✓
Human Capital Management	✓		✓	✓	✓	✓	✓	✓
Marketing	✓		✓	✓	✓	✓	✓
Regulatory Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Business Development	✓		✓	✓	✓	✓	✓	✓
Business Operations	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Executive Experience	✓	✓	✓		✓	✓	✓	✓
Accounting	✓	✓		✓		✓
Industry Experience	✓		✓	✓	✓	✓	✓	✓

Upon recommendation of the Nominating and Governance Committee (the “N&G Committee”), the Board has nominated Mark K. Mason, Scott M. Boggs, Sandra A. Cavanaugh, Jeffrey D. Green, Joanne R. Harrell, James R. Mitchell, Jr., Nancy D. Pellegrino and S. Craig Tompkins for re-election to the Board with a one-year term set to expire at the Company’s next annual meeting of shareholders to be held in 2026. Biographical information about each of the nominees is contained in the following section. A discussion of the qualiﬁcations, attributes and skills of each nominee that led our Board and the N&G Committee to the conclusion that she or he should serve as a director appears following each of the director nominee biographies.
Mark K. Mason, Director, Chairman, Chief Executive Officer and President
Mr. Mason has been the Company’s Chief Executive Officer (“CEO”) and a member of the Company’s Board and HomeStreet Bank’s Chairman of the Board and Chief Executive Officer since January 2010. He became Chairman of the Board of the Company in March 2015 after serving as Vice Chairman of the Board since January 2010. Mr. Mason brings extensive business, managerial and leadership experience to our Board. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. From February 2008 to October 2008, Mr. Mason also served as president of a startup energy company, TEFCO, LLC. He has served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank and The Bjurman Barry Family of Mutual Funds. Mr. Mason is on the boards of directors of the Pacific Bankers Management Institute (the parent company of the Pacific Coast Banking School) and The Washington Bankers Association and is an advisory board member of Seattle University’s Albers School of Business and Economics. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in business administration with an emphasis in Accounting from California State Polytechnic University.

Mr. Mason was selected to serve as a director because of his position as our CEO and his significant experience as an executive officer, director of and consultant to other banks and mortgage companies, his credit and lending experience, mergers and acquisitions experience, finance and accounting education and experience and his relationships in the banking industry and the capital markets. He currently chairs the HomeStreet Board of Directors and Executive Committee.
Scott M. Boggs, Director
Mr. Boggs joined HomeStreet Bank in 2006 as a member of its board of directors and became a director of the Company in February 2012. Mr. Boggs served as the Lead Independent Director of the Board from March 2015 through June 2018. Prior to joining HomeStreet Bank’s board of directors, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions, including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics, teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives Research Foundation from 2002 to 2008, as director, chair of the pension committee and a member of the audit committee of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a former member of the Seattle University Internal Audit Advisory Board, the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant (currently inactive) with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington.

Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree and his experience as a designated financial expert on audit committees. He currently chairs the HomeStreet Board of Directors Finance Committee.
Sandra A. Cavanaugh, Director

Ms. Cavanaugh joined the Board in May 2018. Ms. Cavanaugh has more than 30 years of executive experience in the financial services, banking and asset management industries. As President and CEO of Russell’s U.S. Private Client Services Group and President and CEO of Russell Investment Funds from January 2010 until her retirement in June 2016, Ms. Cavanaugh oversaw the operation of a $45 billion mutual fund family. Prior to joining Russell Investments, Ms. Cavanaugh was an executive vice president for SunTrust in 2009 and held several executive leadership positions at Washington Mutual from 1997 to 2009, including President of WM Funds Distributor and Shareholder Services and President of WM Financial Services. Ms. Cavanaugh also held various senior positions with AIM Mutual Funds, First Interstate Bank and American Savings Bank. Since her retirement in 2016, Ms. Cavanaugh has provided consulting services to help financial services companies build and execute brand, product and distribution strategies. In addition to her executive career, Ms. Cavanaugh has held several board and advisory roles with private, non-profit and public companies, including United Way of King County. She received her bachelor’s degree in History with a minor in business from California State University, Fresno and had previously held active NASD/FINRA securities licenses, Series 7, 24, and 63.

Ms. Cavanaugh was selected to serve as a director because of her extensive executive management experience which encompasses expertise in human capital management, risk management, sales and distribution, marketing and strategy and is considered an expert in the financial services industry. She currently chairs the HomeStreet Board of Directors Compensation Committee.
Jeffrey D. Green, Director

Mr. Green, CPA was appointed as a member of the Board in June 2020. Mr. Green has over 30 years of experience in public accounting serving the financial institutions, mortgage banking and financial services industry. He retired as the Financial Institutions National Practice leader and an audit and client service Partner of Moss Adams LLP, a national accounting, tax, and advisory firm, having served with the firm since 1990. From 2013 to 2018, Mr. Green was Moss Adams’ Financial Institutions National Practice Leader, and in that role, was responsible for the firm’s national financial institutions practice covering; accounting, auditing, internal control, financial and consulting services provided to financial services clients. From 2007 to 2013 Mr. Green was the Managing Partner of Moss

Adams’ Everett, Washington practice office, and in that role, was responsible for personnel, financial performance, quality control and sales and marketing for the 120 plus employee office. Over his career in public accounting, Mr. Green gained significant experience working with the boards and audit committees of publicly traded banking and lending institutions while managing major client relationships across multiple markets. In his roles, Mr. Green developed deep expertise in complex accounting, auditing (external and internal), internal control (including SOX and FDICIA), financial reporting, risk management, loan file review, information technology, regulatory compliance, corporate governance and strategic matters facing financial services companies. In addition to his financial and risk management experience, he also brings extensive business, managerial and leadership experience to the Board. Mr. Green holds a Bachelor of Science in business administration with a focus in accounting from Washington State University and is a certified public accountant. He is member of the Washington State Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the National Association of Corporate Directors.

Mr. Green was selected to serve because of his background as an audit partner for public companies in the financial services industry, his extensive expertise in community banking, financial expertise, knowledge of internal control and risk management, and his qualification as an audit committee “financial expert” under SEC rules. He currently chairs the HomeStreet Board of Directors Audit Committee.
Joanne R. Harrell, Director

Ms. Harrell joined the board in January 2022. She brings extensive experience in executive roles within the high-tech, telecommunications and non-profit sectors. Ms. Harrell has a strong record of creating public-private partnerships that lead to innovative solutions to pressing civic and societal issues. From 2001 until her retirement in October 2021, Ms. Harrell worked for Microsoft Corporation where she led teams in the sales, marketing and services disciplines focused on enterprise, public sector and original equipment manufacturing customers and partners. Ms. Harrell served as a Regent for the University of Washington from 2009 to 2022 and was Board Chair in 2012. Prior to joining Microsoft in 2001, Ms. Harrell was President and Chief Executive Officer of the United Way of King County, Washington and held executive positions with US West Communications, Inc. and AT&T, Inc. Ms. Harrell holds a B.A. in communications-advertising and an M.B.A in marketing from the University of Washington. She is a member of the Board of Directors of the Fred Hutch Cancer Care Center and chairs the Board of Equal Opportunity Schools. Ms. Harrell remains active with the University of Washington as an Adjunct Professor and is the immediate-past Fritzky Endowed Chair in Leadership at the Foster Business School.

Ms. Harrell was selected to serve as director because of her experience in the areas of marketing, sales, strategy, communications, community service and diversity, social responsibility, sustainability, public affairs and corporate citizenship, in addition to her extensive background in executive management. She currently chairs the HomeStreet Board of Directors Nominating and Governance Committee.
James R. Mitchell, Jr., Director
Mr. Mitchell joined the Board in January 2020. Mr. Mitchell has worked in commercial banking for more than 40 years, including founding Puget Sound Bank in 2004, where he served as president and chief executive officer from inception until the merger of that bank with Heritage Bank in January 2018. He was also a member of the Board of Directors of Puget Sound Bank from 2004 through January 2018, serving as chairman of the board from 2004 through 2008. After the merger of Puget Sound Bank and Heritage Bank, Mr. Mitchell served as the market president for King County for Heritage Bank for the next year, until January 2019, and then as a consultant to Heritage Bank until January 2020. Prior to founding Puget Sound Bank, Mr. Mitchell served as a Senior Vice President at Sterling Bank, where he opened and grew the Seattle corporate banking office, from 2002 to 2004, and a Senior Vice President and team leader for the Seattle corporate banking team of U.S. Bank from 1990 through 2002. Mr. Mitchell served on the Board of Directors of the Washington Bankers Association from 2011 to 2018, the Board of Directors of the Western Bankers Association from 2015 to 2018, and the board of Bellevue LifeSpring, a nonprofit organization, from 2009 to 2017. Mr. Mitchell received his bachelor’s degree from Seattle University, a Masters of Business Administration from the University of Washington and his juris doctorate from Southwestern University School of Law.

Mr. Mitchell was selected to serve as a director based on his knowledge of the banking industry, experience as a chief executive officer and director of a bank, and expertise in commercial banking. He is currently the Lead Independent Director of the HomeStreet Board of Directors and chairs the Credit Committee.
Nancy D. Pellegrino, Director

Ms. Pellegrino joined the Board in October 2019. She previously served as a Director on the Board of Puget Sound Bank (2015-2018) helping lead it to its successful merger with Heritage Financial Corp. Ms. Pellegrino brings to the board room more than 30 years of financial services experience in the private banking, wealth and asset management industries. She served as Managing Director and Regional CEO for Citi Private Bank and President for BNY Mellon Wealth Management for the PNW from 2000 to 2013. Prior to her move to Seattle, she was with Banc One’s Trust Company and Private Asset Management division in Texas and Ohio (1990-2000) as Senior Vice President and Regional Sales Manager and Director. After beginning her career in the oil and gas business in Texas, Ms. Pellegrino became Vice President for Business Development and head of the Oil and Gas Asset Management Division for Texas Commerce Bank Trust Company (1982-1990). Post-retirement from the financial services industry, she has provided consulting services to individuals, teams and organizations, drawing on her board and leadership experience. Over the past 24 years, she has served in leadership positions on the boards of numerous nonprofit organizations in the Pacific Northwest in healthcare, human services, and the arts. Ms. Pellegrino is currently Director Emeritus and past Board Chair for Woodland Park Zoo and remains involved as an advisor to it and the Fred Hutch Cancer Center. She received her bachelor’s degree from Vanderbilt University and is a graduate of the Northwestern University Graduate Trust School and University of Virginia’s Darden School of Business “Leading Strategic Change” program. She has held active NASD/FINRA securities licenses 6, 7, 24, 63 and 66, and the Certified Trust Financial Advisor designation.

Ms. Pellegrino was selected to serve as director because of her extensive executive leadership experience in the financial services industry encompassing human capital management, business development, marketing, strategy, risk management and both corporate and non-profit board experience as well as for her commitment to the PNW community. She currently chairs the HomeStreet Board of Directors Enterprise Risk Management Committee.
S. Craig Tompkins, Director

Mr. Tompkins joined the Board in May 2023. Mr. Tompkins has been the Executive Vice President and General Counsel of Reading International and has served in a variety of officer and director capacities with Reading and its predecessors (Craig Corporation, Citadel Holding Corporation and Reading Entertainment, Inc.) since February 1993. Prior to this, Mr. Tompkins was a partner at Gibson Dunn & Crutcher from 1984 to 1993 practicing as a corporate, securities and banking lawyer. Mr. Tompkins was a principal equity holder in and, between 2007 to 2017, served as the Executive Chairperson and from 2017 to 2022 as the Chairperson of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets. From 1993 to 2006, Mr. Tompkins served as a director and as the Chairperson of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to 2001 as a director and member, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB. Mr. Tompkins is also the Chairperson and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins

family-owned agricultural operation in Southern Oregon). Mr. Tompkins holds a Bachelor of Arts from Claremont McKenna College, and a Juris Doctorate from the Harvard Law School.

Mr. Tompkins was selected to serve as a director based on his experience in legal and corporate governance, financial expertise and literacy, audit, compensation and human capital management, and strategic planning.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

SHAREHOLDER ENGAGEMENT

2024 Shareholder Outreach

At our 2024 annual meeting of shareholders Mark K. Mason received support from 92.1% of votes cast; Scott M. Boggs received support from 93.4% of the votes cast, Sandra A. Cavanaugh received support from 96.6% of the votes cast, Jeffrey D. Green received support from 96.5% of the votes cast, Joanne Harrell received support from 96.6% of the votes cast, James R. Mitchell, Jr. received support from 96.3% of the votes cast, Nancy D. Pellegrino received support from 96.7% of the votes cast, and S. Craig Tompkins received support from 94.6% of the votes cast.

For the “say-on-pay” vote approving our executive compensation, we received approval from 90.2% of votes cast (for and against). Based on this high approval rating and the feedback we received from our investors generally in 2024, we do not believe our shareholders have significant concerns about our executive compensation program.

We routinely provide opportunities for our shareholders to connect with our leadership team. In 2024, our Chief Executive Officer and Chief Financial Officer attended a number of investor and industry conferences where we were able to engage with active managers of hedge funds and mutual funds who are investors or potential investors in HomeStreet. We also routinely attend ad hoc meetings with individual current or prospective investors.

Shareholder Interest in Sustainability Matters

Several of our larger investors have provided statements to the market and to their portfolio companies generally regarding matters relating to sustainability matters in recent years. These have often focused on issues of inclusion and belonging for boards of directors and senior management, concerns about addressing climate change and environmental issues and social justice and equality. While we have not engaged individually with our investors on these matters in any significant depth, we are aware of the issues many have raised.

Our N&G Committee, consistent with our Principles of Corporate Governance, continues to make inclusion and belonging a priority in identifying and considering potential director candidates. In addition, in 2020 the Washington State Legislature adopted a new law that applies to companies like ours that are incorporated in Washington providing that at least 25% of our Board must be comprised of individuals who identify as women for our Board to be considered “gender diverse”, and if we do not have a gender diverse board for at least 270 days of any year, we will be required to provide discussion and analysis to our shareholders regarding the Board’s approach to developing and maintaining inclusion and belonging on the Board. Our board is gender diverse, with 38% of our Board comprised of individuals who identify as women.

We have also listened to concerns raised generally by investors and proxy advisory firms regarding environmental issues such as climate change and sustainability. See the Corporate Governance — Sustainability Matters below for additional information.
Ongoing Shareholder Engagement
We encourage all of our shareholders to reach out to us with questions or comments they may have regarding our Company. We maintain an investor relations website at http://ir.homestreet.com and shareholders can reach our investor relations department by email at ir@homestreet.com; by phone at (206) 515-2291; and by mail at HomeStreet Inc., Attn: Investor Relations, 601 Union Street, Suite 2000, Seattle, WA 98101. Shareholders can also find our Shareholder Engagement Procedures and Practices on our investor relations website, which provides guidelines for how shareholders can communicate with our Board.

CORPORATE GOVERNANCE
As a bank holding company, we believe it is important to foster an operating environment that articulates a strong focus on compliance and ethical standards, and our Board sets this tone from the top. Our Board is actively engaged in designing, monitoring and enforcing compliance with high governance standards. We discuss our most important corporate governance policies and practices below. Each of our corporate governance policies is reviewed by the committee responsible for that policy and the full Board at least annually, and more frequently if warranted.
Code of Ethics
The Board has established a code of ethics as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to all directors, officers and employees of HomeStreet and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer or controller. A copy of our Code of Business Conduct and Ethics (“Code of Ethics”) can be found on our investor relations website: http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer or controller) from, this Code of Ethics within four business days of any such amendment or waiver and, to the extent required by the listing standards of Nasdaq, by filing a Current Report on Form 8-K with the SEC disclosing such information. Among other things, the Code of Ethics addresses the following principles:
•maintaining accurate and complete records;
•avoiding conflicts of interest;
•complying with laws and regulations;
•prohibiting insider trading;
•avoiding questionable gifts or favors;
•treating others in an ethical manner;
•maintaining integrity of consultants, agents and representatives; and
•protecting proprietary information and proper use of assets.
Whistleblower Policy
In addition to our Code of Ethics, we maintain a whistleblower policy which is intended to provide guidance to employees, shareholders and others who may be aware of or concerned about potential violations of our Code of Ethics or other forms of misconduct and wish to report such concerns to our Ethics Compliance Officer, either directly or anonymously through our whistleblower hotline or website.
We have crafted our whistleblower policy to make clear our commitment to providing a confidential process by which individuals can raise questions and concerns about potential misconduct, including potential violations of law, regulation or Company policy, and report potential misconduct while strictly prohibiting any attempt by any director, officer or employee of the Company to identify whistleblowers or retaliate or attempt to retaliate against any whistleblower, anonymous or otherwise. Nothing in the policy is intended to prohibit or impede the reporting of alleged accounting irregularities or securities violations, or anything else covered by the Sarbanes-Oxley Act, the Dodd-Frank Act or any other applicable law directly to the SEC whether or not an initial report is made internally to the Company.
We provide information on how to access our third-party whistleblower hotline, EthicsPoint, by telephone or through the Internet on both our internal human resources website and our external investor relations website at http://ir.homestreet.com.

At each regular meeting the Audit Committee discusses whistleblower reports, if any, with the Ethics Compliance Officer, including all new reports received since the last meeting, any ongoing whistleblower investigations, and the resolution of any closed investigation.
Principles of Corporate Governance
The Company has adopted Principles of Corporate Governance, which can be found on our investor relations website: http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address or phone number set forth above.
Director Independence
The Board has determined that, with the exception of Mark K. Mason, our Chairman of the Board and Chief Executive Officer, all of its members are “independent directors” as that term is defined in the listing standards of Nasdaq and, where applicable, the regulations adopted under Sections 10A and 10C of the Exchange Act. In the course of determining the independence of each nonemployee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a nonemployee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.

Board Inclusion

Our Principles of Corporate Governance include a commitment to inclusion as a guideline for our director nomination process. In particular, the guideline provides that the Board and N&G Committee “will actively seek to include highly qualified women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen.” The N&G Committee continues to consider inclusion an important goal in Board refreshment. In connection with our 2025 annual meeting of shareholders, the N&G Committee and the Board considered the diverse backgrounds and perspectives of each director nominee as one of several factors in its nomination process. Our Board is comprised of 38% of individuals who identify as women. The current composition of our Board reflects our ongoing commitment to inclusion in the director nomination process.
Board Assessment, Refreshment and Orientation Process
Each year, our Board undertakes a formal self-evaluation process during which all members are asked to identify their areas of strength and expertise. The N&G Committee then aggregates this information into a report on the strength of the Board which includes, among other things, the skills matrix that we include in this proxy statement. This assessment process, and especially the skills matrix, allows the N&G Committee to identify where there may be gaps in the overall skill set of the Board as a whole so that we can, if necessary, undertake a search for qualified candidates who not only have senior-management level experience in public companies, financial institutions and banking and fit the stated goals for diversity in our Principles of Corporate Governance, but can also help to broaden or deepen the skillset that we have on our Board.
Our Board believes it is in the best interests of our shareholders to refresh our Board membership on a regular basis by considering new director candidates who can bring a fresh or different perspective to the Board. We have heard from our shareholders that they also value regular Board refreshment measures.
Since January 2018, we have added seven new directors to the Board; Mr. Patterson, Ms. Cavanaugh, Ms. Pellegrino, Mr. Mitchell, Mr. Green, Ms. Harrell and Mr. Tompkins, and eight directors have left the Board.
While board refreshment is important to bring new perspectives, our Board has also implemented a formal onboarding and orientation process for new directors in order to maintain continuity and bring new directors up to speed with the Company’s operations, corporate governance practices and overall strategy. The orientation is designed to help new directors contribute fully to their governance work on the Board as early in their tenure as possible. As a result of the process, directors are expected to understand: (1) their roles and responsibilities and time commitment to their governance work; (2) the current goals, opportunities and challenges facing the

Company; (3) major lines of business and the key leaders; (4) key initiatives and overall business strategy; (5) the Company’s stakeholders; (6) how the directors’ own background, knowledge and skillsets can contribute to the Board’s work and the Company’s goals; (7) the background, knowledge and skillsets of each of the other directors and key leaders of the Company; (8) how Board decisions are made; and (9) the Company’s formal governing policies and practices. The onboarding and orientation process involves several meetings with the CEO, the lead independent director, standing committee chairpersons, a Board mentor, key executives including the general counsel and other staff members. These meetings cover a broad array of topics including the strategic plan and planning process; the Company’s vision values goals and culture; the Company’s recent successes and challenges; charters of the Company, its principal subsidiaries and various committees; Board and executive compensation details and philosophies; recent CEO performance reviews; executive leadership and succession planning; organization charts; biographies; Board development and training. Copies of key Board documents are scheduled and provided in hard copy or by electronic access to each new member.
Board Leadership Structure
Our Board believes that it is in the best interests of the Company and its shareholders for the Board to retain discretion to determine whether to separate the roles of Chairman of the Board and CEO based upon varying circumstances, and the majority of our shareholders have supported this approach, voting against a proposal to require the separation of those roles at our 2019 annual shareholder meeting. The Board is currently chaired by Mr. Mason, our CEO, who is subject to re-appointment as Chairman of the Board each year by the Board. Our Principles of Corporate Governance provide that if the Chairman of the Board is an executive of the Company, the independent directors shall elect a Lead Independent Director.
The Company’s Bylaws and Principles of Corporate Governance provide a clear description of the role of the Lead Independent Director. The Lead Independent Director presides over all executive sessions of independent or non-management directors, and in the absence of the Chairman of the Board presides over shareholder meetings and Board meetings; serves as the liaison between the Chairman and the independent directors; meets with the Chairman prior to all Board Meetings to review and discuss the agenda; and has the right to approve meeting agendas, meeting schedules and other information sent to the Board. The Lead Independent Director also serves as the primary point of contact (through the Corporate Secretary) for shareholders wishing to engage with the Board.

The Board maintains a Lead Independent Director to facilitate discussion, coordinate and reflect the views of the independent directors and, most importantly, to ensure that the Company’s governance practices are aligned in the best interests of all shareholders. Mr. Mitchell was appointed Lead Independent Director by the independent directors of the Board in 2023 and currently serves in that role. The Board reviews the appointment of our Lead Independent Director position each year.
The Board believes that this leadership structure provides balance and currently is in the best interests of the Company and its shareholders. The role given to the Lead Independent Director helps to ensure a strong, independent and active Board, while Mr. Mason serving as the Chairman of the Board enables the Company and the Board to continue to benefit from his skills and expertise, including his extensive knowledge of the Company and its industry and his experience successfully navigating the Company through both strong and challenging periods.

The following table illustrates how responsibilities are delegated between the CEO and the Lead Independent Director:

Responsibility	Chairman/Chief Executive Officer	Lead Independent Director

Board Meeting	• Authority to call full meetings of the Board • Presides over meetings of the full Board
•   Attends full meetings of the Board
•   Presides over meetings of independent directors and non-management directors
•   Briefs Chairman on issues arising from executive sessions of independent directors
•   Presides over meetings of the Board in the absence of the Chairman

•Prepares minutes from executive sessions of independent directors for any Board actions

Agenda	• Primary responsibility for shaping Board agendas, consulting with the Lead Independent Director	• Collaborates with Chairman to set Board agenda and provide Board with information • Approves agenda and meeting schedules to be sent to the Board
Board Communications	• Communicates with all directors on key issues and concerns outside Board meetings	• Facilitates discussion among independent directors on key issues and concerns outside Board meetings, including contributing to the oversight of the Chairman and management succession planning
Shareholder Communications	• Primary spokesperson for the Company in communications to shareholders	• Serves as liaison for shareholders who wish to communicate with the Board (such communications to be sent through the Corporate Secretary)
Board Role in Risk Oversight
The Board, together with its committees and senior management, has oversight of our risk management framework and is responsible for helping to ensure that our risks are managed in a sound manner. The Board’s principal responsibility in this area is to oversee an enterprise-wide approach to risk management and ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the Board’s ability to fulfill this oversight responsibility, as the Chairman, in his role as CEO, is able to focus the Board’s attention on the key risks we face.
In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Enterprise Risk Management (“ERM”) Committee, the Compensation Committee and the N&G Committee. The Audit Committee reviews and discusses with management significant financial and non-financial risk exposures and the steps management has taken to monitor, control and report such exposures. The ERM Committee oversees and assesses the adequacy of the Company’s risk management framework, monitors compliance with the Board-approved risk appetite measures and other key risk measures and oversees management of key risks not overseen by other committees of the Board, including legal, compliance and operational risks, information technology, information security and cybersecurity risks. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The N&G Committee oversees management of risks relating to the Company’s nominating and corporate governance functions. The Audit Committee, the ERM Committee, the Compensation Committee and the N&G Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management. The board of directors of our primary subsidiary, HomeStreet Bank, also oversees certain risks specific to HomeStreet Bank, including credit, liquidity, interest rate and price risk, through various committees of the

HomeStreet Bank board, including joint audit, ERM, Compensation and N&G committees as well as credit and finance committees.
Sustainability Governance Matters

Sustainability Oversight

At the Board level the N&G Committee’s purpose, duties and responsibilities include oversight of our human capital management and sustainability programs, policies and practices. The N&G Committee’s oversight of our sustainability programs, policies and practices includes oversight of any climate-related programs, policies and practices, unless delegated to another committee of the Board. The N&G Committee’s specific duties and responsibilities with respect to sustainability include monitoring and evaluating the Company’s programs, policies and practices relating to sustainability issues and making recommendations to the Board regarding the Company’s overall strategy with respect to sustainability matters. In addition, we have established a Sustainability Management Steering Committee comprised of senior management members including the Chief Executive Officer. The purpose of the Sustainability Management Steering Committee is to assist the N&G Committee in fulfilling its oversight responsibilities with respect to sustainability matters, which oversight responsibilities include oversight of climate-related matters, unless delegated to another committee of the Board.

As part of its oversight responsibilities, HomeStreet’s Sustainability Management Steering Committee plans to examine and assess potential environmental sustainability measures and initiatives, including certain climate-related measures and initiatives, such as greenhouse gas emission measurement and reduction, water use and conservation, waste generation and recycling, and energy efficiency measures. To address these potential measures and initiatives effectively and efficiently, HomeStreet’s Sustainability Management Steering Committee has formed a Climate and Environment Working Group that includes members from the supply chain and facilities departments. The Climate and Environment Working Group is responsible for the implementation of HomeStreet’s overall strategy with respect to environmental sustainability matters, including certain climate-related matters, with direction and oversight provided by the Sustainability Management Steering Committee.

Human Capital Management

As a financial institution, HomeStreet Bank holds a valued position with its shareholders in the community, among its customers and employees, and with its regulators. Since 1921, the Company has earned the trust of customers, employees and regulators through our effective management and deep community involvement thereby developing a reputation for reliability, fairness, honesty and integrity. Our reputation is directly tied to the individual decisions, actions and sense of business ethics of our employees. We believe a high level of trust gives us a competitive advantage in an environment that is increasingly sensitive to business ethics. It is our belief that employees and customers are attracted to work for, and do business with, a company that prides itself on maintaining the highest degree of ethical standards. For all these reasons, a commitment to fairness, honesty, integrity and community service are core values of the Company.

HomeStreet’s Culture Committee has identified five key pillars built on specific behaviors that bring our values to life: a focus on customers, collaboration as one team, delivering excellence, embodying a spirit to serve the communities that we are in and being engaged in our work in a manner that we describe as “All In.” In 2022, the Culture Committee met regularly to discuss ways to promote our inclusive work environment and support our recruiting efforts to extend outreach to historically marginalized groups such as biracial and people of color, veterans and individuals with disabilities. Our Employee Resource Groups also met regularly, allowing for collaborative environments where employees can freely discuss social issues they or others may be dealing with and ways to better extend a culture of belonging and inclusion throughout our organization.

As part of our goal of providing high-quality banking and financial services to our customers while creating a positive impact in the local communities in which we do business, we designed our total rewards program with the intention of attracting and retaining highly qualified employees. We use a mix of base salary, cash-based short-term incentive plans and defined contributions to the 401(k) plan for participating employees to incentivize our employees classified as exempt employees, and also provide long-term incentive compensation, preferring equity-based incentives where available, for key employees. Employee performance is considered, evaluated and discussed through regular performance check-ins between manager and direct report, while those employees eligible for short-term annual incentives also have an annual performance review. Our employees are eligible to receive company match on defined contributions to their 401(k) retirement plan. We have a variety of group benefit programs designed to provide our employees with health and wellness benefits; financial benefits in the event of planned or unplanned expenses, or losses relating to illness, disability, death; retirement benefits; and programs to deal with job-related or personal problems.
As part of our employee development program, we provide a variety of training and educational opportunities to help our employees stay current on regulatory compliance issues and develop their professional skills. We use an online learning management system to create, assign and track compliance and professional development learning programs across many topical areas such as banking, mortgage and regulatory education, technology training, public speaking and proactive communication, and development of strong customer relationship and customer service skills.
Inclusion and Belonging

HomeStreet values inclusion and belonging and is an equal opportunity employer, committed to an inclusive workplace with employees from a wide range of backgrounds and individual characteristics: including race, ethnicity, sex, gender, sexual orientation or identity, disability, religion, age, national origin, military or veteran status, marital status, religion, use of service animal, or other characteristics. Inclusivity also includes differences in backgrounds, experiences, perspectives, thoughts, interests, and ideas. As a result of our inclusive Company, we believe that our employees will have greater job satisfaction, higher levels of trust and better engagement, which in turn translates to happier and more engaged employees with a greater capacity for customer service and a deeper connection to our strategic plan, ultimately providing greater value to shareholders over the long term. HomeStreet works hard to ensure that our employees are given opportunities to be heard, engaged and involved at work and have meaningful opportunities to collaborate, contribute, and grow in their careers. HomeStreet focuses on recruiting, retaining and promoting employees from diverse backgrounds and who are representative of the people in the communities we serve. By doing so, we believe we are better able to serve our customers and understand their financial needs and goals. HomeStreet’s Culture Committee helps management identify ways to increase and promote opportunities for our employees. The Culture Committee works with management to identify and promote practices that will help us achieve a more inclusive workplace. Our Company also promotes policies and practices to combat harassment, discrimination, retaliation, or disrespectful or other unprofessional conduct based on an individual’s identity, including sex, gender, sexual orientation, race, religion, color, ancestry, physical disability, mental disability, age, marital status, and other protected classifications.
Employee Community Involvement

HomeStreet supports the active involvement of our employees in supporting their communities. Employees who donate blood receive one paid day off from work for each donation. Additionally, employees are given time off to volunteer for community organizations, and where employees make a substantial commitment of time to a particular organization, HomeStreet offers an additional financial contribution to those organizations in recognition of the commitment of our employees. We also create active partnerships with hundreds of local organizations, and our employees provide leadership, educational support, hands-on service, expertise and financial support to those organizations. We focus primarily on organizations within the scope of the Community Reinvestment Act that provide support for housing, basic needs and economic development for those of low and moderate income. Our senior management also helps to educate our employees on the importance of our community responsibility focus and strategies.
Information Security Risks
The Board oversees the Company’s cyber risk management program through the ERM Committee which is tasked with oversight of risk issues, including cybersecurity and information security risks, and is comprised entirely of independent directors. Our Chief Information and Operations Officer and Chief Information Security Officer, who oversee our information security program and our vendor management program, have led the way to develop programs and policies designed to address and respond to security incidents and cyberattacks in order to protect and preserve the confidentiality, integrity and availability of information owned by, controlled by or in possession of the Company and our vendors, including the Company’s proprietary, sensitive and confidential information and the information of our customers, employees and affiliates. These programs and policies are reviewed and updated on a regular basis, and the implementation of such programs and policies is overseen by those officers along with our Information Security Program Office.

Certain of these programs and policies address incident response processes, including a cyber incident response plan, with controls and procedures designed to provide for the timely and accurate investigation and reporting of cybersecurity incidents as required by applicable legal obligations, including the reporting of material cybersecurity incidents. The ERM Committee receives quarterly reports from the Chief Information Officer, the Chief Information Security Officer and Chief Risk Officer as well as interim reports on noteworthy cybersecurity events and the impact, if any, on the Company. The Board and the ERM Committee also periodically receive updates about the results of exercises and response readiness assessments led by internal staff as well as outside advisors who provide a third-party independent assessment of our cybersecurity and information security technical program and our internal response preparedness. The ERM Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats to enhance our directors’ literacy on cybersecurity issues.

The ERM Committee has engaged a cybersecurity expert to work closely with the ERM Committee to provide external review of our cybersecurity-related policies and processes and to provide training and advice on cybersecurity and information security matters. The ERM Committee often presents the expert's materials to the full Board to update all directors on cybersecurity and information security risks. Our employees are required to receive periodic training in cybersecurity and information security risk management and mitigation through corporate training courses and regular phishing exercises. We maintain an additional insurance policy designed to help defray the potential costs of losses associated with cybersecurity incidents.
Employee Compensation Risks
HomeStreet’s management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for any employees, including non-executive officers, create excessive risks or risks that are reasonably likely to have a material adverse effect on HomeStreet.
Board Meetings and Committees
During the year ended December 31, 2024, the Board held 23 meetings. Each of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served during the past fiscal year.
The Board has five standing committees: the Executive Committee, the Audit Committee, the ERM Committee, the Compensation Committee and the N&G Committee.

2024 Committee Memberships of Directors of HomeStreet, Inc.

The following table indicates the current membership of each committee.

Director	Executive Committee	Audit Committee	Nominating and Governance Committee	Compensation Committee	ERM Committee

Mark K. Mason, Chairman	Chair
Scott M. Boggs	✓	✓			✓
Sandra A. Cavanaugh	✓	✓	✓	Chair	✓
Jeffrey D. Green		Chair	✓
Joanne R. Harrell			Chair	✓	✓
James R. Mitchell, Jr.	✓	✓		✓
Nancy D. Pellegrino			✓	✓	Chair
S. Craig Tompkins			✓	✓	✓

Executive Committee

The Executive Committee is composed of at least three members of the Board, a majority of whom are required to be and are independent directors as determined by the Board. The Chairman of the Board serves as the Chair of the Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board on certain matters that are not otherwise delegated to another committee of the Board in between regularly scheduled Board meetings. The Executive Committee is not authorized to take any action that cannot be delegated by the Board under Washington law and is also expressly not authorized to adopt any agreement for merger or consolidation, recommend to shareholders the sale, lease or exchange of all or substantially all of the Company’s assets, recommend a dissolution of the Company (or the revocation of a dissolution) to the shareholders, amend the Bylaws, elect officers, fill vacancies on the Board, declare a dividend, or authorize the issuance of stock (other than pursuant to specific delegation from the Board where the Board has already approved the issuance and the Executive Committee is approving certain details of the issuance), all of which are expressly reserved to the full Board. The Executive Committee did not meet during the year ended December 31, 2024.

Audit Committee

Our Audit Committee is composed solely of independent directors as required by Nasdaq corporate governance standards, and each of the members of the Audit Committee meets the independence requirements set forth in all applicable Nasdaq corporate governance standards, including independence requirements for audit committee members, and Rule 10A-3 under the Exchange Act. The Board has determined that each of Mr. Boggs and Mr. Green is qualified as an “audit committee financial expert.”

Our Board has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•oversee the financial reporting process on behalf of our Board, review and discuss the audited financial statements, including significant financial reporting judgments, with management and the Company’s auditors and report the results of its activities to the Board;

•be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•review and approve non-audit services of our independent registered public accounting firm;

•review the adequacy of our internal accounting controls and financial reporting processes;

•approve and monitor our internal audit plans and policies;

•annually review the performance compensation and independence of our Chief Audit Officer; and

•annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit
Committee charter.

The Audit Committee of the Company meets jointly with the Audit Committee of HomeStreet Bank. The Audit Committee held eight meetings during the year ended December 31, 2024.

Enterprise Risk Management Committee

The membership of the ERM Committee is limited to people who meet the independence standards established by NASDAQ corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The ERM Committee of the Company meets jointly with the ERM Committee of HomeStreet Bank, and together they oversee and assess the adequacy of the Company’s tolerance and management of key enterprise-wide risks, including credit, interest rate, liquidity, price, operational, compliance/legal, strategic and reputational risks. The ERM Committee is also responsible for monitoring the Company’s risk profile and exposure to various types of risks, including cybersecurity and information security risks, as well as reviewing management’s adherence to the Company’s established risk management policies and benchmarks. The Committee will coordinate, as deemed appropriate, with various Board committees to discuss areas of common interest and significant matters regarding the Company’s processes for risk assessment, risk management, and actions taken by management to monitor, control, and remediate risk exposures. As with other committees of the Company, the ERM Committee is authorized to hire such independent experts as the committee may deem necessary or appropriate.

Our Board has adopted a written charter for the ERM Committee. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the ERM Committee to:

•Establishing and maintaining the enterprise-wide risk management framework and promoting the risk management culture within the Company and its subsidiaries;

•define, in conjunction with the Board and management, the Company’s risk appetite and tolerances for risk for the Company;

•annually review and approve the Company’s enterprise risk assessments as a component of the Company’s strategic plan, including the capital plan; and

•monitor the Company’s risk profile and ongoing and potential exposure to material risks of various types, including a review of the Company’s overall capital adequacy and capacity within the context of the approved risk limits and actual results.

In addition, the ERM Committee oversees AML/CFT (BSA), Compliance, Corporate Security, Enterprise Risk Management, Information Security, Information Technology, Model Risk Management, and Quality Control
practices, including:

•reviewing regulatory examinations and reports;

•monitoring the implementation of any corrective measures;

•reviewing and approving the Company’s risk-related policies, including but not limited to the AML/CFT (BSA) Policy, Compliance Management System Policy, Fair Lending Policy, Community Reinvestment Act Policy, Enterprise Risk Management Policy, Corporate Security Policy, Model Risk Management Policy, and Quality Control Policy, and other compliance policies as deemed necessary;

•reviewing and approving the Company’s risk-related management reports;

•reviewing the performance, compensation and independence of the Chief Risk Officer annually;

•approving the initial appointment of the AML/CFT (BSA) Officer, Chief Compliance Officer, Fair Lending Officer, CRA & HMDA Officer, Corporate Security Officer, and Corporate Information Security Officer; then, ratify/affirm such appointment annually; and

•monitor the implementation of changes in significant regulation and the impact upon significant risk(s) throughout the Company.

The ERM Committee is required to meet quarterly, and they met four times in 2024.

Compensation Committee

Our Compensation Committee is composed solely of independent directors under Nasdaq corporate governance rules, each of whom has also been determined to be independent pursuant to Rule 10C-1(b)(1) of the Exchange Act describing independence standards relating to members of a compensation committee. Although the Compensation Committee receives input from our Chief Executive Officer, executive leadership and the Compensation Committee’s independent compensation advisor, the Compensation Committee makes its own independent determinations regarding executive officer compensation.

Our Board has adopted a written charter for the Compensation Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to compensation committee requirements. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the Compensation Committee to:

•oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•review and approve the incentive plan arrangements as they are developed, added or modified for (1) the senior management team; (2) individual employees, including non-executive employees, whose activities may expose the Company to material amounts of risk; and (3) groups of associates who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the Company to material amounts of risk, even if no individual associate is likely to expose the Company to material risk;

•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk taking, and review and discuss at least annually the relationship between risk and management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate such risk;

•approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval;

•review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent directors the CEO’s compensation level based on this evaluation;

•oversee, review and approve the evaluation of other executive officers, including the performance of executive officers in light of approved goals and objectives, and set the compensation of the other executive officers based on this evaluation review;

•periodically review and approve the companies included in the compensation peer group (the “Peer Group”) based on criteria the Compensation Committee deems appropriate;

•review and approve the design of other benefit plans subject to Board approval pertaining to executive officers and employees;

•review the compensation of directors for service on the Board and its committees at least annually and recommend changes in compensation to the Board;

•make recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans that are subject to Board approval;

•approve stock option and other stock incentive awards for executive officers;

•monitor compliance by executive officers and directors with the Company’s stock ownership guidelines requirements, if any;

•review, approve and recommend to the Board, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements, which includes the ability to adapt, amend and terminate such agreements or arrangements;

•review and discuss with management the Company’s Compensation Discussion and Analysis and related disclosures, recommend to the Board based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement, and prepare the compensation committee report required by SEC rules for inclusion in the Company’s annual report and proxy statement; and

•review succession plans relating to positions held by Executive Vice Presidents and make recommendations to the Board regarding the selection of individuals to fill these positions.

The Compensation Committee of the Company meets jointly with the Compensation Committee of HomeStreet Bank. The Compensation Committee held six meetings during the year ended December 31, 2024.

Interaction with Consultants

Pursuant to its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, legal counsel or other advisors. The Compensation Committee shall set the compensation and oversee the work of any compensation consultant, legal counsel or other advisors. The Company shall provide appropriate funding, as determined by the Compensation Committee for payment of compensation to its compensation consultants, legal counsel and any other advisors.

The Compensation Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as its independent executive compensation consultant. None of the Company’s management participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers.

Pearl Meyer provides various executive compensation services to the Compensation Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services Pearl Meyer provides under the agreement include advising the Compensation Committee on the principal aspects of HomeStreet’s executive compensation program, evolving best practices given the Company’s particular circumstances, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee periodically monitors the Company’s relationship with Pearl Meyer with regard to, among other things, the requirements of Nasdaq related to the selection and assessment of conflicts of interest pertaining to compensation consultants and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest.

Nominating and Governance Committee

The N&G Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the Board, evaluate and oversee issues related to management of human capital resources, among other things. Beginning in 2021, the N&G Committee received reports from the Company’s Community Relations and Events Manager at least two times a year to increase oversight of and involvement in the management of our human capital resources.

Our Board has adopted a written charter for the N&G Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to nominating committee requirements. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the N&G Committee to:

•develop and recommend to the Board criteria for identifying and evaluating director candidates;

•identify, review the qualifications of, and recruit candidates for election to the Board;

•assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board and appointment to one or more committees of the Board;

•periodically review the procedures for the consideration of Board candidates recommended for the N&G Committee’s consideration by the Company’s shareholders contained in the Company’s Shareholder Engagement Procedures and Practices and recommend any changes to such procedures to the Board;

•recommend to the Board the Company’s candidates for election or reelection to the Board at each annual meeting of shareholders;

•recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•develop and recommend to the Board a set of corporate governance principles, and annually review and recommended changes as appropriate to such principles;

•review and recommend changes as appropriate to the Board in the Code of Ethics, and biannually review this code;

•make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•recommend to the Board candidates for appointment to Board committees and consider periodically rotating directors among the committees;

•review and recommend to the Board retirement and other tenure policies for directors;

•review directorships in other public companies held by or offered to directors and senior officers of the Company;

•review and assess the channels through which the Board receives information, and the quality and timeliness of the information received;

•develop and oversee an orientation program for new directors and a continuing education program for all directors and review and revise such programs as appropriate;

•oversee the evaluation of the Board and its committees;

•monitor and evaluate the Company’s programs, policies and practices and relevant risks and opportunities relating to inclusion and belonging issues and related disclosures, and make recommendations to the Board regarding the Company’s overall strategy with respect to inclusion and belonging matters;

•oversee the Company’s engagement with proxy advisory firms and other stakeholders on inclusion and belonging matters and review shareholder proposals submitted to the Company that are within the purview of the N&G Committee; and

•review with management the Company’s practices, policies and strategies relating to human capital management, including but not limited to practices, policies and strategies regarding recruiting, talent development and retention, culture, diversity, equity and inclusion and human health and safety.

The N&G Committee charter allows the committee to delegate its duties and responsibilities related to nomination and corporate governance to a subcommittee of the N&G Committee that consists of not less than two members of the N&G Committee.

The N&G Committee held three meetings during the year ended December 31, 2024.

Process for Recommending Candidates for Election to the Board of Directors

The N&G Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the N&G Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel and Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of the Company’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board must also meet any approval requirements set forth by our regulators.

The N&G Committee regularly reviews the current composition and size of the Board. The N&G Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•In its evaluation of director candidates, including the members of the Board eligible for re-election, the N&G Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the N&G Committee may consider appropriate.

•In addition to the criteria listed above, the Board and N&G Committee have made our commitment to diversity on the Board a priority. Our Principles of Corporate Governance include a mandate that the N&G Committee actively seek to include highly qualified women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen, and in choosing between equally qualified candidates to give extra weight to the diversity of the candidates.

•While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the Company’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. The N&G Committee evaluates all nominees appropriately submitted, regardless of source of recommendation, using the same rigorous evaluation process and criteria.

•With regard to candidates who are properly recommended by shareholders or by other means, the N&G Committee will review the qualifications of any such candidate, which review may, in the N&G Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the N&G Committee deems necessary or proper.

•In evaluating and identifying candidates, the N&G Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•The N&G Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•After completing its review and evaluation of director candidates, the N&G Committee recommends the director nominees to the full Board.

Attendance at Annual Meetings of Shareholders by the Board of Directors

Our Principles of Corporate Governance provide that, absent unusual circumstances, our directors are expected to attend our annual meeting of shareholders. All eight of our directors then serving on our Board virtually attended our 2024 annual meeting of shareholders.

Insider Trading Policy and Rule 10b5-1 Trading Plans

HomeStreet has adopted an Insider Trading Policy applicable to our directors, officers, employees and consultants. Our Insider Trading Policy prohibits, among other things, short-term trading, short sales, transactions involving derivative securities relating to our common stock and hedging transactions. Under our Insider Trading Policy, directors, officers, employees and consultants are prohibited from trading in Company stock when in possession of material nonpublic information about the Company. In addition, the policy provides that the Company will not transact in its own securities, except in compliance with applicable securities laws. Furthermore, our Insider Trading Plan includes guidelines regarding the use of Rule 10b5-1 trading plans which require them to be compliant with Rule 10b5-1, as amended in 2022.

Contacting the Board of Directors

Our Board of Directors has adopted the HomeStreet, Inc. Shareholder Engagement Practices and Procedures, a copy of which can be found on our investor relations website: http://ir.homestreet.com. Shareholders who desire to contact our non-employee directors may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101 or by sending an email to corporatesecretary@homestreet.com.

Shareholders can also communicate with independent directors as a group through the Company’s investor relations website at http://ir.homestreet.com; by email at ir@homestreet.com; or by mail to the attention of the Independent Directors c/o the Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. Any communications so received will be collected and organized by the Corporate Secretary and will periodically, but in any event prior to each regularly scheduled Board meeting, be reported and/or delivered to the independent directors.

Our Corporate Secretary receives these communications unfiltered by HomeStreet, forwards communications to the Board, individual directors or the appropriate committee of the Board and facilitates an appropriate response. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from shareholders addressed to one or more directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the Board or any directors. Correspondence relating to certain of these matters such as customer issues may be distributed internally for review and possible response.

Please note that requests for investor relations materials should be sent to ir@homestreet.com.

Director Compensation

Non-Employee Director Compensation

All directors of the Company also serve as directors of HomeStreet Bank. We believe that our overall non-employee director compensation program is reasonable and appropriate based on our review of Peer Group financial institution data and the data provided by Pearl Meyer, the Compensation Committee’s independent external compensation consultant.

In 2024, our non-employee directors were paid an annual retainer of $130,000. Committee chairs of the Compensation Committee, N&G Committee and ERM Committee earned an additional $15,000 annual retainer. The Audit Committee chair earned an additional $20,000 annual retainer. Chairs of the Bank’s Finance Committee and Credit Committee earned an additional $10,000 annual retainer. The Lead Independent Director received an additional annual retainer of $30,000. Members of the Executive Committee were paid an additional annual retainer of $10,000. All fees are paid on a quarterly basis, in cash.
Director Stock Ownership Guidelines

Our Principles of Corporate Governance contain stock ownership guidelines pursuant to which each non-executive director is expected to own shares of the Company’s common stock totaling at least three (3) times the annual retainer fee, valued at the closing price of the common stock on the date of acquisition, (the “Minimum Ownership Level”) at all times from and after the third anniversary of such director’s appointment or election to the Board until the end of such director’s service to the Company as a director. Directors are not required to acquire additional stock to increase their holdings to the Minimum Ownership Level in the event of a decline in the stock value. However, if a sale or other transfer from a director’s account results in the director owning less than the Minimum Ownership Level in shares of the Company’s common stock, the director is then required to re-establish his or her Minimum Ownership Level. Stock received by non-executive directors as part of their director compensation may be counted toward the accumulation of the Minimum Ownership Level. As of March 31, 2025, all directors who have been on the Board for three years or more are in compliance with our stock ownership guidelines, measured based on the annual retainer fee paid to directors in 2024.

Compensation for Employee Directors

Employee directors do not receive compensation for serving on our Board. Accordingly, Mark K. Mason, who serves as Chairman and is an executive of the Company, is not paid any additional retainer or compensation for his services as a director and Chairman.

2024 Director Compensation Table

The following table shows the compensation earned by our non-employee directors for 2024.

Name	Fees Earned or Paid in Cash ($)

Scott M. Boggs	150,000
Sandra A. Cavanaugh	155,000
Jeffrey A. Green	150,000
Joanne R. Harrell	145,000
James R. Mitchell, Jr.	180,000
Nancy D. Pellegrino	145,000
S. Craig Tompkins	130,000

EXECUTIVE OFFICERS
The names of the executive officers of HomeStreet and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with the Company and HomeStreet Bank and other biographical information as of March 31, 2025 are set forth below, except for the biographical information for Mr. Mason, which is included under “Proposal 1 — Election of Directors” on page 11 of this Proxy Statement. There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet	Position at HomeStreet Bank

Mark K. Mason	65	Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President
John M. Michel	65	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Financial Officer
William D. Endresen	70		Executive Vice President, Commercial Real Estate President
Godfrey B. Evans	71	Executive Vice President, General Counsel and Corporate Secretary	Executive Vice President, General Counsel and Corporate Secretary
Erik D. Hand	59		Executive Vice President, Residential Lending Director
Jay C. Iseman	65	Executive Vice President, Chief Credit Officer	Executive Vice President, Chief Credit Officer
Paulette Lemon	69		Executive Vice President, Retail Banking Director
Diane P. Novak	68	Executive Vice President, Chief Risk Officer	Executive Vice President, Chief Risk Officer
David Parr	55		Executive Vice President, Director of Commercial Banking
Darrell S. van Amen	59	Executive Vice President, Chief Investment Officer and Treasurer	Executive Vice President, Chief Investment Officer and Treasurer
John M. Michel, Executive Vice President, Chief Financial Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Michel joined HomeStreet in May 2020 as our Executive Vice President, Chief Financial Officer. His duties include the management of treasury, financial reporting, management reporting, financial planning, and tax. Prior to joining HomeStreet, Mr. Michel had over 25 years of experience as a chief financial officer or senior finance officer at financial institutions and specialty finance companies, including most recently as Chief Financial Officer of First Foundation, Inc., from 2007 through 2020. Prior to his tenure in such roles, he was a senior manager at Deloitte, Haskin & Sells. Mr. Michel holds a BA in Accounting from the University of Notre Dame and is a Certified Public Accountant — California (inactive).
William D. Endresen, Executive Vice President, Commercial Real Estate President of HomeStreet Bank. Mr. Endresen has been a veteran of the commercial lending industry for over 40 years. He joined HomeStreet Bank in March 2015 as Executive Vice President of Commercial Real Estate and President of the HomeStreet Commercial Capital division for HomeStreet Bank and was promoted to his current position in April 2016 to lead the combined commercial real estate lending and operation teams of HomeStreet Bank. He was SVP Managing Director of Fidelity Federal Bank from 1999 to 2002 until the sale of the bank and then returned to the position of president of IMPAC Commercial Capital Corporation from 2002 until 2015. In 1996, Mr. Endresen founded IMPAC Commercial Capital Corporation, a private company that originates small balance multifamily loans through brokers on a wholesale basis, and IMPAC Commercial Holdings, a publicly traded real estate investment trust, and he served as president of those entities from 1996 to 1999. Mr. Endresen studied business at Fullerton College.
Godfrey B. Evans, Executive Vice President, General Counsel and Corporate Secretary of HomeStreet, Inc. and HomeStreet Bank. Mr. Evans joined HomeStreet in November 2009 as Executive Vice President, General Counsel

and Corporate Secretary. In March 2010, Mr. Evans was also named Chief Administrative Officer, a role he served until 2022. Mr. Evans is responsible for the delivery and management of all legal services to HomeStreet Bank and the Company. Mr. Evans has a total of over 25 years of experience as a general counsel of public companies. Prior to joining the executive team at HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens beginning in 2008. Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc., a cogeneration manufacturing company, from 2008 to 2009. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals, and from 1987 to 2002, served as executive vice president, chief administrative officer, general counsel and corporate secretary for Fidelity Federal Bank and its publicly traded holding companies, Bank Plus Corporation and Citadel Holding Corporation. Mr. Evans began his law practice at Gibson, Dunn & Crutcher LLP where he practiced from 1982 to 1987. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in architecture from the University of California, Berkeley and a juris doctorate from Loyola Law School in Los Angeles.
Erik D. Hand, Executive Vice President, Residential Lending Director, HomeStreet Bank. Mr. Hand joined HomeStreet Bank in 2019 and currently serves as the bank’s executive vice president and Residential Lending Director. In his current role Mr. Hand leads the residential lending production, operations, and servicing areas for the bank. Prior to joining HomeStreet, Mr. Hand was president and chief executive officer of Penrith Home Loans, a mortgage joint venture between HomeStreet Bank and Windermere Real Estate with offices throughout the Pacific Northwest, from May 2011 to February 2019. Mr. Hand has been employed in the mortgage industry since 1988 and has extensive experience in loan production, operations, and secondary marketing at both the executive and operations level. He is a past board member of the Seattle Mortgage Bankers Association (SMBA) and has served as past treasurer and board member of the Outdoors for All Foundation. Mr. Hand studied political science at the University of Colorado.
Jay C. Iseman, Executive Vice President, Chief Credit Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Iseman joined HomeStreet Bank in August 2009 and currently serves as Executive Vice President and Chief Credit Officer of the Company and HomeStreet Bank. From January 2016 through November 2017, Mr. Iseman also served as Chief Risk Officer of the Company and HomeStreet Bank. Prior to his current position and since joining the Company in 2009, Mr. Iseman served as HomeStreet Bank’s Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Strategic Solutions, Inc., a subsidiary of Bank of America between 2008 and 2009. Mr. Iseman holds a bachelor’s degree in business administration and economics from Seattle Pacific University and a certificate of advanced study in international finance and marketing from the Thunderbird School of Global Management.
Paulette Lemon, Executive Vice President, Retail Banking Director of HomeStreet Bank.  Ms. Lemon joined HomeStreet Bank in 1985. Prior to her promotion to Executive Vice President, Retail Banking Director of HomeStreet Bank in 2015, Ms. Lemon served from 2001 as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in business administration from Western Washington University and she graduated with honors from the National School of Banking through Fairfield University. She is also on the board of directors of Childhaven, a non-profit organization.

Diane P. Novak, Executive Vice President, Chief Risk Officer of HomeStreet, Inc. and HomeStreet Bank. Ms. Novak has over 30 years of Financial Services experience and is currently EVP, Chief Risk Officer at HomeStreet Bank. Prior to her current position, Ms. Novak has worked in Chief Compliance Officer and Senior Compliance Management roles at Silicon Valley Bank, RBS Citizens Bank, Toyota Financial Services, JPMorgan Chase, Washington Mutual, and U.S. Bank. Ms. Novak earned her Bachelor's Degree Cum Laude in Business at Seattle University in Seattle, WA and her MBA at Regis University in Denver, CO. Ms. Novak obtained the Trust Compliance and Audit Certification from Cannon Financial Institute. Most recently, Ms. Novak completed a certification curriculum at the Executive Risk Management Program offered by Texas A&M University in conjunction with the Risk Management Association.
David Parr, Executive Vice President, Director of Commercial Banking of HomeStreet Bank.  Mr. Parr joined HomeStreet Bank in December 2002. Prior to promotion to Executive Vice President in September 2020, Mr. Parr

held multiple positions within the Commercial Banking Group including Vice President, Senior Relationship Manager, Regional Team Lead and Senior Vice President, Regional President for Western Washington/Greater Portland. He holds a bachelor’s degree in business administration from Western Washington University as well as honor roll achievement from a graduate level program in banking from Pacific Coast Banking School. Mr. Parr actively serves as a board member on the Milgard Business School Executive Council for the University of Washington Tacoma, as well as a board member and guest classroom lecturer on the Veterans Incubator for Better Entrepreneurship at the University of Washington Tacoma. He also serves on the Government Relations Committee for the Washington Bankers Association.

Darrell S. van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and HomeStreet Bank. Mr. van Amen joined HomeStreet Bank in 2003 and since 2010 has served as Executive Vice President and Treasurer of HomeStreet Bank and since 2012 as Executive Vice President and Chief Investment Officer and Treasurer of the Company. Prior to his current position with HomeStreet Bank, he was the Vice President, Asset/Liability Manager and Treasurer of HomeStreet Bank and the Company from 2003 to 2010. Mr. van Amen is also a director of Habitat for Humanity Seattle/King County and serves on the Seattle University Advisory Board. He holds a bachelor’s degree in economics from Weber State University and a master’s degree in economics from Claremont Graduate University.

2024 EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Compensation Committee also takes into account factors such as the NEO’s individual performance, experience, contributions and length of service, and relevant market data. The Compensation Committee determined the appropriate annual base salary rate, effective March 2024, for each NEO as follows:

NEO	2024 Base Salary ($)(1)	2023 Base Salary ($)(2)	% Adjustment

Mark K. Mason	855,088	830,180	3.0%
John M. Michel	489,398	475,150	3.0%
William D. Endresen	430,300	417,768	3.0%
(1) This is the base salary in effect as of March 4, 2024
(2) This is the base salary in effect as of March 6, 2023

Annual Cash Incentives
All of our NEOs are eligible to receive incentive awards, which are intended to focus executives on short-term financial and strategic goals that are designed to contribute to long-term value.
Mr. Mason and Mr. Michel, who are non-commissioned NEOs, are eligible to participate in the Annual Incentive Plan, which provides an opportunity to receive an annual incentive award that is contingent on achieving pre-defined annual corporate objectives, as well as individual goals which target their respective areas of responsibility. Mr. Endresen, who is a commissioned NEO, is eligible for annual incentive awards under a separate arrangement, which provides for incentive payout opportunities based on business unit performance results.
Non-Commissioned Incentive Plan Awards
The Annual Incentive Plan provided our non-commissioned NEOs with the opportunity to earn a performance-based annual cash incentive award. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 150% of target award amounts.
Target annual incentive opportunities are expressed as a percentage of base salary and were established by the Compensation Committee for 2024 based on the NEO’s level of responsibility and the NEO's ability to impact overall results. The Compensation Committee also considers comparable market data in setting target award amounts. The 2024 target award opportunities in terms of percentage of salary for the non-commissioned NEOs were as follows:

Non-Commissioned NEO(1)	Target Opportunity as % of Base Salary

Mark K. Mason	75%
John M. Michel	60%
(1)The target opportunities for Messrs. Mason and Michel as a percentage of base salary were unchanged from the 2023 levels.
Actual awards for the CEO are assessed by the Compensation Committee based on performance against corporate financial goals and individual performance. Actual awards for the other non-commissioned NEOs are based on the achievement of corporate or business unit financial goals and individual performance objectives as assessed and recommended by the CEO and approved by the Compensation Committee. For 2024, the Compensation Committee established the following balance between corporate and individual goals:

Non-Commissioned NEO	Corporate Goals Weight	Individual Goals Weight

Mark K. Mason (1)	80%	20%
John M. Michel (2)	80%	20%
(1)Mr. Mason’s corporate goal achievements are more heavily weighted because he is responsible for Company-wide results as CEO.
(2)Mr. Michel's corporate goal achievements are more heavily weighted because his oversight directly affects Company-wide results.

Corporate Performance Goals, Metrics and Results

In 2024, corporate performance measured against our 2024 strategic plan (“2024 Plan”) was the basis for awards. The target level, thresholds and maximums were established by the Board based on the 2024 Plan. Any performance results below the threshold would result in no payout. Performance results between threshold and target and between target and maximum would be calculated on a straight-line interpolation basis.

Below are the performance measures used for 2024:

•Core ROAA: Defined as net income, adjusted to exclude any non-core items such as loss on loan sale, deferred tax allowance and merger expenses.

•Core ROATE: Defined as net income, excluding any amortization of intangible assets and adjusted to exclude any non-core items such as loss on loan sale, and merger expenses, as a percentage of total average tangible equity, which is average equity less average intangible assets.

•Efficiency Ratio: Defined as noninterest expenses, adjusted to exclude any nonrecurring or unusual items, as a percentage of the total of net interest income and noninterest income, adjusted to exclude any nonrecurring or unusual items. In 2024, loss on loan sale and merger expenses were excluded as nonrecurring items. A lower ratio is a more positive result.

•Nonperforming Assets (“NPAs”) to Total Assets: Defined as nonperforming loans plus other real estate owned divided by total assets. This is considered a key measure of the quality of HomeStreet Bank’s loan portfolio. Credit risk management remains a major focus of HomeStreet Bank. A lower ratio is a more positive result.

•Core Deposit Balances: Core deposits for these purposes is defined as total deposits less certificates of deposit. Core deposits are the most beneficial source of funding due to their relatively low cost and tendency to be more stable. Growth is calculated as the change from the average core deposits for the fourth quarter of the current year as compared to the average core deposits for the fourth quarter of the prior year. Any deposits added through mergers or acquisitions are excluded from the computation and any deposits sold are removed from this computation.

A core ROATE of 11% or higher is required to receive a combined award in excess of 100% of target opportunity.

The following table provides the Threshold, Target and Maximum percentiles of the corporate performance goals set by the Board, the Company’s results, the weighting of each performance measure and the computed award for 2024:

	Corporate Performance Goals (1)			Company Results	Excess (Shortfall) To Target	Weighting	Computed Award
Performance Measure	Threshold	Target	Maximum

Core ROAA	(0.15)%	(0.10)%	0.75%	(0.23)%	(0.13)%	20%	—%
Core ROATE	(2.10)%	(1.40)%	10.00%	(3.6)%	(2.20)%	30%	—%
Efficiency Ratio	111.50%	106.20%	63.70%	116.0%	(9.80)%	20%	—%
NPAs to Total assets	0.68%	0.45%	0.34%	0.63%	(0.18)%	20%	12.2%
Core Deposit Balances (average)	$3,299,000	$3,666,000	$4,033,000	$3,231,083	(11.86)%	10%	—%
Total	.						12.2%
(1)For core ROAA, core ROATE and efficiency ratio, see Appendix A for reconciliations of these non-GAAP results of operations to the nearest comparable GAAP measures.
The Compensation Committee has the discretion to reduce or increase the payouts to the extent it determines appropriate to reflect the business environment and market conditions that may affect the Company’s financial and stock price performance. No such discretion was exercised by the Compensation Committee for payouts earned in 2024.
Individual Performance Goals.
Individual performance goals are established at the beginning of each plan year. An NEO’s individual goals may relate to responsibilities, projects and initiatives specific to the executive’s business or function that are not covered in the corporate performance measurements.
To assess individual performance against the goals, the Compensation Committee selected qualitative goals for the CEO tied to key strategic initiatives that are aligned with the Company’s 2024 – 2026 Strategic Plan as approved by the Board, as well as his responsibility in the areas of profitability, diversification, business growth and credit quality as such areas correlate to the 2024 – 2026 Strategic Plan. Similarly, the CEO recommended qualitative goals for Mr. Michel, the other non-commissioned NEO, based on the specific department and business goals that support the Company’s 2024 – 2026 Strategic Plan, which were adopted by the Compensation Committee.

Mr. Mason, Chairman, President, Chief Executive Officer

Strategic Qualitative Objective	Key Results

Merger Closing
While the merger agreement was terminated in the fourth quarter of 2024 due to the inability to obtain regulatory approval for reasons unrelated to HomeStreet, HomeStreet received timely shareholder approval with a greater than 96% approval at our annual meeting. Additionally, at the time of the termination of the merger more than 95% of the integration work streams were in a “green” condition and expected to be timely completed. Mr. Mason negotiated a timely and effective termination of the merger agreement allowing HomeStreet to be reimbursed for certain merger transaction and integration expenses and move forward promptly on a new strategic plan in which Mr. Mason lead the timely marketing, negotiation and closing of a $990 million sale of multifamily loans.

Effective Leadership
As a result of effective communication through the many merger related events (announcement, restructuring and termination) we did not experience any material, identifiable deposit runoff related to concerns about our solvency or our proposed or terminated merger. In the course of merger integration work and post termination of the merger agreement we have only experienced limited key employee attrition which positions were primarily filled with highly experienced internal succession candidates. Mr. Mason lead through a period of low earnings and losses successfully and implemented a new strategic plan that is projected to return us to profitability in the first half of 2025.

Cost Efficiency
Total core noninterest expenses decreased from $201 million in 2023 to $192 million in 2024. Total core noninterest expenses (net of mortgage banking expenses) a % of average assets (less average assets of mortgage banking) decreased from 1.96% in 2023 to 1.93% in 2024. Full time equivalent employees declined from 864 as of December 31, 2023 to 776 as of December 31, 2024, a decrease of 10% year over year.

Maintain and Protect Core Businesses and Develop Successors
Excluding non-core items, HomeStreet operating results were in line with our Strategic Plan even though higher cost funding challenges impacted overall profitability. HomeStreet’s risk management infrastructure was maintained and no material losses, credit or otherwise were realized during the year. A number of senior officer vacancies during 2024 were filled with previously identified well qualified internal candidates without incident.

Regulatory Examinations, Audits and Compliance	No material findings from external or internal audits, and all specific internal goals related to audit and compliance were achieved in 2024.

Mr. Michel, Executive Vice President, Chief Financial Officer

Strategic Qualitative Objective	Key Results

Strategic activities
Provided extensive support to merger process including being the primary contact for all financial matters with their CFO. Pivoted to provide support to Mr. Mason in his negotiations for the termination of the merger agreement on favorable terms. Provided assistance as needed to support of the sale of $990 million of multifamily loans at the end of 2024.

Improve the efficiency and effectiveness of the finance, treasury and accounting Functions	Reduced or maintained staffing levels in each of the departments reporting to me and managed non-interest expense levels within budget.
Expanded Management Responsibilities	Assumed oversight of Human Resources and provided additional support to Human Resources team during merger process. Assumed oversight of real estate and facilities group at end of 2024.
Maintain effective controls over financial reporting and accounting functions.	Did not receive any significant adverse findings or material adverse comments from financial, regulatory and internal audit examinations and audits.
2024 Annual Incentive Plan Results
Based on the corporate results and the evaluation of individual performance achievements described above, the Compensation Committee approved the following Annual Incentive Plan incentive award payouts:

Non-Commissioned NEO	Corporate Component (% of Target Achieved)	Individual Component (% of Target Achieved)	Overall Award (As a % of a Target Opportunity)	Actual Payout ($)

Mark K. Mason (1)	12.2%	150.0%	39.8%	253,570
John M. Michel (2)	12.2%	150.0%	39.8%	116,100
(1)Mr. Mason was awarded 150% of target for his individual performance given his leadership through the proposed merger process, including effective termination of the merger, and the prompt implementation of the revised strategic plan upon termination of the merger.
(2)Mr. Michel was awarded 150% of target for his individual performance given his support of the strategic activities related to the proposed merger and prompt implementation of the revised strategic plan.

Commissioned NEO Incentive Plan Arrangements
Mr. Endresen, our commissioned NEO, is eligible for annual incentive awards under a separate arrangement, which provides for payout opportunities based on business unit performance results to incentivize him to generate profitable quality loans for HomeStreet Bank, which aligns with his roles and responsibilities. We believe a commissioned program is consistent with competitor practices for similar positions and generally provides for a larger portion of his compensation to be at-risk.
Mr. Endresen’s incentive plan is comprised of two parts: a production incentive, which is paid out monthly and a profitability incentive, 50% of which is paid out quarterly with the remaining 50% paid in the following year. The production incentive is based on loan commitments originated by the Company’s commercial real estate (“CRE”) business unit, with a higher rate paid for Fannie Mae loan commitments. The profitability incentive is based on the income before tax of the CRE business unit, which includes corporate funding and overhead allocations. We are not disclosing the payout formulas used due to confidentiality and competitive concerns. The profitability incentive payout is subject to a discount based on levels of classified loans in the CRE portfolio. This incentive discount is intended to encourage loan production consistent with the safety and soundness of HomeStreet Bank.

Performance Goals, Metrics and Results
The following table shows the performance measures, and 2024 results, for Mr. Endresen:

Performance Measures	Target	Results	Results (% of Target)

CRE Business Unit: Mr. Endresen
Profitability (1)	$86.8 million	$86.4 million	99.6%
Loan Production (2)	$500.0 million	$115.3 million	23.1%
(1)Profitability is a percentage of the pre-tax income (after determining allocation of consolidated Company overhead expenses) of the related business units. The Compensation Committee decided to exclude the impact of the sale of $990 million of multifamily loans in the fourth quarter of 2024 from the profitability measure as it was considered a non-core item.
(2)Loan production is total dollar amount of loan commitments in the current year for the related business unit. For commercial real estate loan production payouts vary by certain channels.
2024 Award Payouts
Based on the performance results described above, the following incentive awards were paid to Mr. Endresen:

	Target Payout ($)	Actual Payout
NEO		($)	% of Target

William D. Endresen	527,675	441,782	83.7%

Long-Term Incentives
Our long-term incentive compensation consists of a combination of time-based restricted share units ("RSUs") and performance share units ("PSUs") that are granted under the 2014 Plan.
2024 Target Long-Term Incentive Award Grants.
In 2024, the Company granted long-term incentive awards consisting of 50% PSUs and 50% RSUs, as approved by the Compensation Committee. The value of the equity awards determined by the Compensation Committee was based on a target value as a percentage of base salary. The Compensation Committee determines the target by reviewing Peer Group data and appropriate market data relevant to the banking industry and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee also considers an individual’s performance history, experience, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.
The table below shows the grant date fair value of long-term incentive awards granted in 2024 to each of the NEOs:

	RSUs		PSUs		Total
NEO	Value ($)	Shares (#)	Value ($)	Target Shares (#)	Value ($)	Target Shares (#)

Mark K. Mason	481,463	46,744	376,996	33,333	858,459	80,077
John M. Michel	165,336	16,052	181,548	16,052	346,884	32,104
William D. Endresen	121,138	11,761	133,017	11,761	254,155	23,522
The PSUs are earned and vested based on achieving a specified company performance result and continued employment over the three-year performance period. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of the performance goal for the relevant performance period.

The RSUs awarded annually as part of our long-term incentive plan vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the applicable vesting date.
A Closer Look at PSUs.
PSUs are designed to focus the NEOs on long-term value creation for shareholders. PSUs are earned and vest at the end of a three-year performance period based on the Company’s total shareholder return (“TSR”) relative to a peer group.

TSR is calculated as the change in share price from January 1, of the beginning of the three-year period to December 31 at the end of the three-year period assuming that all dividends are reinvested in shares on the date paid. The PSU peer group consists of all companies included in the KBW Regional Banking Index at the end of the Performance Period (excluding the Company itself, if it happens to be a component company on that date). For results in between the 25th and 50th or 50th and 75th, there will be a straight-line interpolation calculation. If achievement is below the 25th percentile or the Company’s absolute TSR over the performance period is negative, then 0% of the PSUs will vest.

	Threshold	Target	Maximum

Relative TSR performance	25th percentile	50th percentile	75th percentile
Payment as a % of target	50%	100%	150%

2022 – 2024 Performance Period Results and Payouts. For the 2022-2024 performance period, PSUs would have been earned based on the same design as the PSUs for the 2024-2026 Performance Period. The following chart shows the threshold, target and maximum metrics for the 2022 – 2024 PSUs and performance for this period.

	Threshold	Target	Maximum	Results

TSR Percentile Rank	25th percentile	50th percentile	75th percentile	zero percentile
Payout as a % of Target	50%	100%	150%	0%
No 2022 PSUs were earned based on the results for the three-year period ended December 31, 2024:

NEO	Target Share (#)	Award (#)

Mark K. Mason	7,710	—
John M. Michel	2,647	—
William D. Endresen	1,940	—

OTHER PRACTICES, POLICIES AND GUIDELINES
Recoupment of Incentive Compensation
Our short-term cash incentive plans include a clawback provision in the event of a material restatement of financial results. If the Board reasonably determines that an executive engaged in knowing or intentionally fraudulent or illegal conduct that materially contributed to the need for the restatement, the Board, based on available remedies, will seek recovery or forfeiture from that executive officer of all or a portion of his or her incentive compensation. The clawback amount would be determined by comparing the actual incentive received by the executive officer under the short-term incentive plan during the period prior to the restatement, with the amount that should have been earned had performance been measured on the basis of the restated results. The difference would be recovered from the executive.

In June 2023, the SEC approved the Nasdaq’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, which requires listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. In November 2023, the Compensation Committee adopted the Compensation Recovery Policy, which applies to all executive vice presidents and above to reflect these new requirements. In addition to requiring the recovery of compensation in the event of a restatement, the Compensation Recovery Policy also allows the Compensation Committee to recover incentive-based compensation in the event of legal and compliance violations committed by covered persons.
Hedging Policy
Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the Company’s stock by all directors, officers, employees and contractors of the Company, including its subsidiaries. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the Company’s stock. We also prohibit such persons from purchasing Company stock on margin (including in connection with exercising any Company stock options). In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade. We may, in appropriate circumstances, permit transactions pursuant to a blind trust or a pre-arranged trading program that complies with Rule 10b5-1 to take place during periods in which the individual entering into the transaction may have material nonpublic information or during black-out periods.

Policy Regarding Options and Similar Equity Awards

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the HR and Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Health and Welfare Benefits
All NEOs are provided with the same medical, dental, vision and life insurance programs as all other benefits-eligible employees of the Company on the same terms and conditions as applicable to these employees generally.
401(k) Savings Plan
All employees, including our NEOs, are eligible to make pre-tax contributions under the HomeStreet, Inc. 401(k) Plan (the “401(k) Plan”) and may be eligible to receive a discretionary matching contribution. An employer matching contribution may begin immediately after enrollment in the 401(k) Plan for employees who are at least 18 years of age and meet applicable service requirements. Currently, the Company matches 100% on the first 3%

and 50% on the next 2% of deferrals (up to a maximum of 4%). This matching contribution is taxable when the employee withdraws the money unless the employee elects matching funds to be contributed on a post-tax basis.
Perquisites and Other Personal Benefits
The Company does not have a formal perquisite policy or provide any supplemental executive retirement plans, although the Compensation Committee periodically reviews perquisites for our NEOs. We provide our NEOs with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Among these benefits are health club memberships and parking.
Executive Employment Agreements and Change in Control Agreements

We use employment agreements to attract and retain certain executives and the talent, skills, experience and expertise that they provide to the Company, with a goal of protecting and striking the right balance among such executives, the Company and the shareholders and providing necessary stability and skilled leadership for the Company. The Company has entered into employment agreements with each of the NEOs, which provide for certain severance benefits in the event of a qualified termination with each of the NEOs. Mr. Mason’s employment agreement also provides for certain severance benefits in the event of a qualifying termination that occurs in connection with a change in control. The Company does not maintain a standard severance plan subject to the Employment Retirement Income Security Act of 1974.

Mr. Mason’s employment agreement, effective January 25, 2018, provides for an annual base salary of not less than $700,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 75% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data supplied by the Company's outside compensation consultant. Mr. Mason’s target award was increased to 100% effective January 2021, decreased to 75% effective January 2023, and his base salary was increased to $855,088 effective March 2024. In the event of a termination without cause or termination by him for good reason (as those terms are defined in the agreement), Mr. Mason will receive the termination benefits described in the table below. On March 5, 2025, the term of Mr. Mason’s employment agreement was extended to December 31, 2027, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Michel’s initial employment agreement, effective May 11, 2020, provides for an annual base salary of not less than $435,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 60% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data supplied by the Company’s outside compensation consultant. Mr. Michel's base salary was increased to $489,398, effective March 2024. In the event of a termination without cause or termination by him for good reason (as those terms are defined in the agreement), Mr. Michel will receive the termination benefits described in the table below. On March 5, 2025, the term of Mr. Michel’s employment agreement was extended to December 31, 2027, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Endresen’s employment agreement, effective February 26, 2018 provides for an annual base salary of not less than $315,000 and a loan production commissioned based incentive plan. Mr. Endresen’s base salary was increased to $430,300 effective March 2024. On February 25, 2021, the Company entered into an amended and restated Executive Employment Agreement with Mr. Endresen, which amended and restated his prior agreement dated February 26, 2018. The material terms of his Executive Employment Agreement remain the same as they were under his prior agreement. On March 5, 2025, the term of Mr. Endresen’s Employment Agreement was extended to December 31, 2027, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Please refer to the section entitled “Potential Payments upon Termination or Change in Control” for information regarding certain severance payments and benefits provided to our NEOs.

Mason Deferred Compensation Agreement

The Compensation Committee determined that Mr. Mason’s equity awards for the performance period commencing January 1, 2024 and ending on December 31, 2026 (the "Deferred Compensation Performance Period"), exceeded the limits under the Company's 2014 Equity Incentive Plan (the "Equity Plan") on annual awards to a single individual participant for PSUs. To make up for the shortfall with respect to Equity Plan awards as a result of the annual limits under the Equity Plan, the Company entered into a deferred compensation agreement with Mr. Mason, which provides that the Company will pay Mr. Mason a deferred compensation amount (the “PSU Deferred Compensation Amount”) with a target payout of $119,093, subject to the terms of the deferred compensation agreement.

The PSU Deferred Compensation Amount will be earned and vest at the end of Deferred Compensation Performance Period based on the Company’s TSR relative to a peer group. TSR is calculated as the change in share price from January 1, of the beginning of the three-year period to December 31 at the end of the three-year period assuming that all dividends are reinvested in shares on the date paid. The PSU peer group consists of all companies included in the KBW Regional Banking Index at the end of the Performance Period (excluding the Company itself, if it happens to be a component company on that date). For results in between the 25th and 50th or 50th and 75th, there will be a straight-line interpolation calculation. If achievement is below the 25th percentile, or the Company’s absolute TSR over the Deferred Compensation Performance Period is negative, then 0% of the PSU Deferred Compensation Amount will vest.

	Threshold	Target	Maximum

Relative TSR performance	25th percentile	50th percentile	75th percentile
Payment as a % of target	50%	100%	150%

The PSU Deferred Compensation Amount, to the extent earned, will become vested and payable following the end of the Deferred Compensation Performance Period, on the date that the Compensation Committee certifies the achievement of the TSR performance goals applicable to the 2024-2026 PSUs granted to Mr. Mason, subject to Mr. Mason’s continued service through such date (with certain exceptions).

Please refer to the section entitled “Potential Payments upon Termination or Change in Control” for information regarding the treatment of the PSU Deferred Compensation Amount in connection with certain terminations of employment or a change in control.

2024 SUMMARY COMPENSATION TABLE
The following table sets forth certain information regarding the compensation awarded to, earned by, or paid to our named executive officers during 2024 and 2023, to the extent required by SEC executive compensation disclosure rules.

Name and Principal Positions	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Plan Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)

Mark K. Mason	2024	850,298	858,459	253,570	21,142	1,983,469
Chief Executive Officer	2023	824,040	825,697	185,410	28,962	1,864,109
John M. Michel	2024	486,658	346,884	116,100	70,014	1,019,656
Chief Financial Officer, EVP	2023	471,625	283,500	84,900	64,862	904,887
William D. Endresen	2024	427,890	254,155	441,782	17,937	1,141,764
Commercial Real Estate President, EVP	2023	414,678	207,759	608,221	27,278	1,257,936
(1)Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. See grant date fair value table above for additional information regarding the issuance of these awards. These amounts do not represent the actual value that may be realized by the NEO upon vesting or settlement of such awards. For each RSU award, the grant date fair value is calculated using the closing price of our common stock on the grant date. For the PSUs, consistent with ASC Topic 718, the full grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party and therefore is not subject to probable or maximum outcome assumptions. The following table includes the assumptions used to calculate the grant date fair value of PSUs reported for fiscal years 2024 and 2023.

	2024	2023

Volatility of common stock	58.1%	42.7%
Average volatility of peer companies	33.6%	45.0%
Average correlation coefficient of peer companies	0.7527%	0.8029%
Risk-free interest rate	4.0%	4.2%
Expected term in years	3 years	3 years
(2)Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plans.
(3)Includes (i) 401k matching contributions; (ii) other fringe benefits including health club memberships and parking; (iii) for Mr. Michel, housing and relocation benefits of $52,447 and $47,895 in 2024 and 2023, respectively.

Outstanding Equity Awards at 2024 Fiscal Year-End
		STOCK AWARDS
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Mark K. Mason	1/1/22	2,750	31,405	—	—
	1/1/23	9,899	113,047	—	—
	1/1/23	—	—	7,424	84,782
	1/1/24	46,744	533,816	—	—
	1/1/24	—	—	50,000	570,994

John M. Michel	1/1/22	883	10,084	—	—
	1/1/23	3,399	38,817	—	—
	1/1/23	—	—	2,549	29,110
	1/1/24	16,052	183,314	—	—
	1/1/24	—	—	24,078	274,971

William D. Endresen	1/1/22	647	7,389	—	—
	1/1/23	2,491	28,447	—	—
	1/1/23	—	—	1,868	21,333
	1/1/24	11,761	134,311	—	—
	1/1/24	—	—	17,642	201,466
(1)Amount shown reflects the number of RSUs that had not vested as of December 31, 2024. In each case, the vesting of RSUs is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the applicable vesting date. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 42 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 49 of this Proxy Statement.
(2)Based on the December 31, 2024 closing market price of the Company’s shares of common stock on Nasdaq of $11.42 per share.
(3)Includes PSU awards granted in 2023 and 2024. Vesting of PSUs is based on achievement of a performance goal that was based on TSR. For PSUs granted in 2023, the performance period covers fiscal years 2023 – 2025. For PSUs granted in 2024, the performance period covers fiscal years 2024 – 2026. Excludes PSUs issued in 2022 that were forfeited as the performance metrics were not met. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of performance goals for the relevant performance period. Pursuant to SEC rules, the amounts included in the table for PSUs granted in 2024 are based on maximum award amounts given the Company’s current performance trends, which would result in above target payout and the amounts included in the table for PSUs granted in 2023 are based on threshold award amounts given the Company’s current performance trends, which would result in a below threshold payout. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 42 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 49 of this Proxy Statement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements

We have entered into executive employment agreements with each of the NEOs, which provide for certain severance benefits in the event of a qualified termination with each of the NEOs. Mr. Mason’s employment agreement also provides for certain severance benefits in the event of a qualified termination in connection with a change in control event. In conjunction with and as part of their employment agreements, each of Messrs. Michel and Endresen have entered into an Executive Change in Control Agreement with the Company (“CIC Agreement”) which provides for certain severance benefits in the event of a qualified termination in connection with a change in control event.

Severance and Change in Control Benefits

Our NEO employment agreements provide for certain severance benefits in the event of a termination of employment by the Company without cause or due to a resignation for good reason.

The employment agreements with Messrs. Michel and Endresen and the CIC Agreement with Mr. Mason also provide for certain severance benefits in the event (1) there is a change in control event (as defined in each executive’s agreement) and (2) the executive is either terminated by us or the successor company without cause (as defined in each executive’s agreement) or terminates his employment for good reason (as defined in each executive’s agreement) within 90 days prior to or 12 months following the change in control (as defined in each executive’s agreement).

The table below summarizes the severance benefits for each NEO.

NEO	Involuntary Termination without Cause or Resignation for Good Reason(1)	Termination without cause or for Good Reason in Connection with a Change in Control(1)

Mark K. Mason	2x salary plus 2x incentive	2.5x salary plus 2.5x incentive
John M. Michel	2x salary plus 2x incentive	2x salary plus 2x incentive
William D. Endresen	2x salary plus 2x incentive	2x salary plus 2x incentive
(1)Incentive amounts for severance purposes are determined as the greater of the executive’s then-current target performance incentive or the performance incentive the executive received in the prior year.

In addition, each NEO is entitled to receive full acceleration of any unvested equity grants and 18 months of continuing health insurance coverage for each such executive and with respect to Mr. Mason, his dependents, in each case, in the event of an involuntary termination without cause or resignation for good reason, regardless of whether a change in control occurs.

All employment agreements of the Company with its executive officers provide that in the event any payment or benefits to be provided to the executive under such employment agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the executive would be entitled to receive either (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by the executive after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”, depending on which alternative provided the executive the highest payment net of tax treatment. Executives would be responsible for any excise tax owing on any “parachute payments” paid under their employment agreements. None of the Company’s employment agreements with any executive or any other employee contains any provision to provide for a gross up of excise tax payments under any circumstances, including a change in control.

Disability

In addition, in the event of a termination due to total disability, Messrs. Mason, Michel and Endresen would receive 18 months of health insurance coverage for himself, and with respect to Mr. Mason, his dependents.

Condition to Receiving Severance Benefits

As a condition to receiving any severance benefits under his employment agreement or CIC Agreement, as applicable, to which the executive would not otherwise be entitled, the executive must execute a release of all of his rights and claims relating to his employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of six to 18 months, depending on the executive, and comply with certain non-solicitation and non-competition provisions that are set forth in each executive’s employment agreement.
2014 Plan
In addition to the severance benefits included in the employment agreements, our 2014 Plan provides that in the event of a change in control (as defined in the 2014 Plan) if the surviving entity does not assume the outstanding awards granted under the 2014 Plan or place the participants in a similar plan with no diminution in value of awards, all then outstanding equity awards will vest upon the change in control. In addition, the 2014 Plan provides that if a participant is terminated without cause (as defined in the 2014 Plan) or resigns for good reason (as defined in the 2014 Plan) within 12 months following such change in control, his or her outstanding equity awards will vest upon the termination date.
2014 Plan Award Agreements
Our standard form of RSU agreement provides that RSUs vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date. If the participant’s continuous service terminates as a result of death, disability, or retirement on or after age 65, a pro rata portion of the RSUs will vest as of the date of such termination equal to the number of full months from the grant date until the date of such event divided by 36, times the total number of RSUs granted, less the number of RSUs vested as of a previous anniversary date. The employment agreements for Messrs. Mason, Michel and Endresen provide for the pro rata vesting of any unvested RSUs through the date of termination plus in the event of death or disability an additional one-year period of vesting for Messrs. Mason and an additional six month period of vesting for Messrs. Michel and Endresen.
Our standard form of PSU agreement provides that PSUs are earned and vested based on achieving specified company performance over the three-year performance period. In each case, the vesting of the award is also contingent on the participant’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of the performance goal for the relevant performance period. If a participant’s continuous service terminates during the performance period as a result of retirement on or after age 65, the PSUs will vest for that participant at the end of the performance period in a pro rata portion of the PSUs subject to achievement of the performance goal as if the participant’s continuous service had not terminated. The pro rata portion will be calculated by multiplying the PSUs thus vested by a fraction, the numerator of which equals the number of full months that the participant was employed during the performance period and the denominator of which equals 36. If a participant’s continuous service terminates during the performance period as a result of death or disability, a participant will vest on a pro-rata basis to the extent PSUs would be vested based on actual performance during the full quarters employed during the performance period. The pro-rata fraction will be calculated by multiplying then-vested PSUs by a fraction, the numerator of which equals the number of full months that the participant was employed during the performance period and the denominator of which equals 36. The employment agreements for Messrs. Mason, Michel and Endresen provide for the pro rata vesting of any unvested PSUs consistent with the PSU terms, through the date of termination, plus in the event of death or disability, an additional one-year period for Mr. Mason and an additional six-month period for Messrs. Michel and Endresen.

Mason Deferred Compensation Agreement

Mr. Mason’s deferred compensation agreement provides that, if Mr. Mason’s continuous service terminates during the Deferred Compensation Performance Period as a result of retirement on or after age 65, Mr. Mason will vest at the end of the Deferred Compensation Performance Period in a pro rata portion of the PSU Deferred Compensation Amount, to the extent Mr. Mason’s 2024-2026 PSUs would have been earned on a retirement on or after age 65 pursuant to the PSU award agreement. The pro rata portion will be calculated by multiplying the target PSU Deferred Compensation Amount by a fraction, the numerator of which equals the number of full months that Mr. Mason was employed during the Deferred Compensation Performance Period and the denominator of which equals 36. If Mr. Mason’s continuous service terminates during the Deferred Compensation Performance Period as a result of death or disability, Mr. Mason will vest in a pro rata portion of the PSU Deferred Compensation Amount, to the extent Mr. Mason’s 2024-2026 PSUs would have been earned upon a termination due to death or disability pursuant to the PSU award agreement. The pro rata portion will be calculated by multiplying the target PSU Deferred Compensation Amount by a fraction, the numerator of which equals the number of full months that Mr. Mason was employed during the performance period and the denominator of which equals 36.

If Mr. Mason resigns for Good Reason (as defined in the deferred compensation agreement) or a Change in Control (as defined in the deferred compensation agreement) occurs, in each case, during the Deferred Compensation Performance Period, then the PSU Deferred Compensation Amount will be deemed to have vested at target.

The payment of any amounts to Mr. Mason under the deferred compensation agreement after the termination of Mr. Mason’s continuous service will be subject to Mr. Mason's execution (and non-revocation) of a standard release of claims in favor of the Company, if so requested by the Compensation Committee, and also to Mr. Mason's continued compliance with any post-employment obligations under any agreement with the Company through the applicable payment date.

Pay Versus Performance

This section provides disclosure about the relationship between executive compensation actually paid to the Company’s principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return	Net Income (in thousands)

2024	$1,983,469	$2,069,641	$1,080,710	$1,116,024	$110.87	$(144,344)
2023	1,864,109	944,692	1,081,412	793,688	37.35	(27,508)
2022	1,819,537	(678,861)	980,060	168,560	81.12	66,540
(1)    The following table lists the PEO and non-PEO NEOs for each of fiscal years 2024, 2023 and 2022.

Year	PEO	Non-PEO NEOs

2024	Mark K. Mason	John M. Michel and William D, Endresen
2023	Mark K. Mason	John M. Michel and William D, Endresen
2022	Mark K. Mason	John M. Michel, William D, Endresen, Darrell S. van Amen and Godfrey B. Evans
(2)    The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to the NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “2024 Summary Compensation Table” for additional information).

(3)     The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Mason in accordance with the Pay Versus Performance Rules for 2024:

Equity Award Adjustments
Year	Reported Summary Compensation Table Total for PEO	Less: Reported Value of Equity Awards	Plus: Equity Award Adjustments	Compensation Actually Paid to PEO

2024	$1,983,469	$858,459	$944,631	$2,069,641

(4) The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to the non-PEO NEOs in accordance with the Pay Versus Performance Rules for 2024:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments	Average Compensation Actually Paid to Non-PEO NEOs

2024	$1,080,710	$300,519	$335,833	$1,116,024

Relationship Between “Compensation Actually Paid” and Performance Measures

In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR and net income.

Compensation Actually Paid and TSR

Compensation Actually Paid and Net Income

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Overview
As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers each year. This vote is not intended to address any speciﬁc item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this Proxy Statement. In accordance with the requirements of the SEC, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:
“RESOLVED, that the compensation paid to the named executive officers for 2024, as described in the compensation tables and related materials included in the Proxy Statement, is hereby approved.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Our compensation program is designed to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our shareholders. For more information, we invite you to consider the details of its executive compensation provided under “2024 Executive Compensation Program” on page 37 of this Proxy Statement. That section provides you with information about the structure of our executive compensation and the objectives that the compensation program is intended to achieve.
We currently conduct annual advisory votes on named executive officer compensation, and we expect to conduct the next advisory vote at our 2026 annual meeting of shareholders.
Because your vote is advisory, it will not be binding upon the Board. However, we value the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE
COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS
PROXY STATEMENT.

AUDIT COMMITTEE REPORT

As more fully described in the Audit Committee Charter, the Audit Committee, which consists solely of directors who satisfy applicable independence requirements of Nasdaq and SEC rules, is responsible for overseeing the integrity of the Company’s ﬁnancial reporting process, ﬁnancial statements and internal accounting controls.

The Audit Committee is also directly responsible for the appointment, compensation and oversight of the independent registered public accounting ﬁrm to perform quarterly reviews and an annual audit of the Company’s ﬁnancial statements, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting. Crowe served as the Company’s independent registered public accounting ﬁrm for 2024 and conducted an audit of the Company’s consolidated ﬁnancial statements for ﬁscal year 2024.

In fulﬁlling its responsibilities, the Audit Committee has:
•Reviewed and discussed the adequacy and effectiveness of the Company’s internal controls over ﬁnancial reporting with management and Crowe;
•Reviewed and discussed the Company’s critical accounting policies, practices, and estimates with management and Crowe;
•Reviewed and discussed the Company’s audited ﬁnancial statements with management and Crowe;
•Discussed with Crowe matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Received and reviewed the written disclosures and the letter from the Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Crowe the independent accountant's independence and;
•Received and reviewed written communications from Crowe regarding their internal quality control procedures including the results of internal and peer reviews and PCAOB inspections.

Based on its review and discussions, the Audit Committee recommended to the full Board that the audited consolidated ﬁnancial statements for the year ended December 31, 2024 be included in the Company’s 2024 Annual Report on Form 10-K ﬁled with the SEC.
Submitted by the Audit Committee of the Board of Directors of HomeStreet, Inc.
Jeffrey D. Green, Chair
Scott M. Boggs
Sandra A. Cavanaugh
James R. Mitchell, Jr.

The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Exchange Act.

PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee has selected Crowe as the Company’s independent registered public accounting ﬁrm to audit the consolidated ﬁnancial statements of the Company and its subsidiaries for the ﬁscal year ending December 31, 2025.
Shareholder ratiﬁcation of the appointment of Crowe is not required by our Bylaws or other applicable legal requirements. However, the Board considers it desirable for shareholders to pass upon the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our shareholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company. In the event that this appointment of Crowe as our independent registered public accounting ﬁrm is not ratiﬁed by our shareholders at the Annual Meeting, the appointment of Crowe as our independent registered public accounting ﬁrm will be reconsidered by the Audit Committee. Even if the selection is ratiﬁed, the Audit Committee in its discretion may direct the appointment of a different accounting ﬁrm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives from Crowe are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so and respond to appropriate questions.
Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services and other services rendered to the Company by Crowe for the years ended December 31, 2024 and 2023. Amounts in this table are presented in thousands.

(in 000’s)	2024	2023

Audit Fees (1)	$1,119	$1,070
Audit-Related Fees	120	154
Tax Fees (2)	63	71
All Other Fees	—	—
Total	$1,302	$1,295
(1)Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated ﬁnancial statements included in our Annual Report on Form 10-K and for the review of our quarterly ﬁnancial statements, as well as services that generally only our independent registered public accounting ﬁrm can reasonably provide, including statutory audits and services rendered in connection with SEC ﬁlings.
(2)Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services
It is the responsibility of HomeStreet’s Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent registered public accounting firm with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require speciﬁc review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent registered public accounting firm are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting ﬁrm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identiﬁes the three basic principles of independence with respect to services provided by the independent registered public accounting ﬁrm: (1) whether the services are consistent with applicable rules on independent registered public accounting firm independence; (2) whether the independent registered public accounting firm is best positioned to provide the services in an effective and efficient manner, taking into consideration its familiarity with the

Company’s business, people, culture, accounting systems, risk profile and other factors; and (3) whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The pre-approval policy also identifies the non-audit services the independent registered public accounting ﬁrm is prohibited from providing. All services provided by Crowe in each of the last two ﬁscal years were pre-approved by the Audit Committee.
Engagement of Independent Registered Public Accounting Firm
In determining whether to engage or re-engage an audit ﬁrm, the Audit Committee annually considers, among other factors, the ﬁrm’s qualiﬁcations, performance and independence, including that of the lead partner, to determine whether the ﬁrm will serve in the best interest of the Company and its shareholders.
Based on the foregoing, the Audit Committee has retained Crowe as the Company’s independent registered public accounting ﬁrm for ﬁscal year 2025.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to ratify the appointment of our independent registered public accounting firm requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE
APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers the following is a description of each transaction since January 1, 2024, and each proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed the lesser of $120,000 and 1% of total assets; and
•any of our directors, executive officers or beneﬁcial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than a tenant or employee), had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements.
Loans
From time to time, HomeStreet Bank makes loans to directors, executive officers, principal shareholders, and their related interests (collectively, “insiders”) in the ordinary course of business. These loans, other than loans to immediate family members not living in the director, officer or principal shareholder’s home, are subject to the Federal Reserve Board’s Regulation O, which requires that they be made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for non-insiders. Regulation O generally defines a principal shareholder as a person that directly or indirectly or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. While loans to immediate family members not living in the director, officer, or principal shareholder’s home are not subject to Regulation O, HomeStreet Bank’s Corporate Compliance department reviews these loans to ensure they meet the same qualifications listed above. All such loans originated in 2024 and 2023 comply with these provisions and do not involve more than the normal risk of collectability or present other features unfavorable to us.
Home Loans to Employees, Officers, and Directors Program
As a benefit of employment, HomeStreet Bank offers reduced closing costs to certain employees under the Home Loans to Employees, Officers, & Directors program. This program is offered to all permanent HomeStreet employees working 20 hours or more (“eligible employees”) for the financing of the employee’s primary or secondary residence. Employees may receive the closing cost credit on eligible home loan transactions once every 12 months. The amount of credit received depends upon the size and type of loan. Employee loan applications must meet HomeStreet Bank’s normal underwriting standards, and with the exception of discounted fees where applicable, the loan terms are the same as loans to members of the public. The same documentation requirements, including appraisal, credit report, and other third-party documentation, apply. The Home Loans to Employees, Officers, & Directors program is permissible under Regulation O, due to the fact that it is widely available to employees and does not give preference to the insider over other applicants.
Under HomeStreet Bank’s Related Person Transaction Policies and Procedures, if a loan to an insider or a related person has any terms or conditions not available to the general public, such as an employee discount, approval by the Audit Committee is required. If the loan amount is less than $1 million, the Chair of the Audit Committee has the authority to pre-approve the transaction.

No loans originated under the Home Loans to Employees, Officers, & Directors program during the years ended December 31, 2024 and 2023.

Indemniﬁcation Agreements
We have entered into indemniﬁcation agreements with all of our current and former directors and certain of our current and former executive officers, including Messrs. Mason, Michel and Endresen. Subject to certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemniﬁed.

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneﬁcial ownership of our common stock as of March 31, 2025, by:
•each of our directors and named executive officers;
•all of our directors and executive officers as a group; and
•each person known to us to be the beneﬁcial owner of more than 5% of any class of our securities.
The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.
The percentages reflect beneficial ownership as of March 31, 2025, as determined under Rule 13d-3 under the Exchange Act and are based on 18,920,808 shares of our common stock outstanding as of that date. In addition, any RSUs vesting within 60 days of March 31, 2025 are included in the beneficial ownership of the holder of such RSUs, and the percentage ownership for that holder is calculated by adding the aggregate number of RSUs vesting within 60 days of March 31, 2025 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.
Unless otherwise indicated, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Philadelphia Financial Management of San Francisco, LLC (1) 450 Sansome Street, Suite 1500, San Francisco, CA 94111	1,868,053	9.9%
BlackRock, Inc. (2) 50 Hudson Yards, New York, NY 10001	1,358,624	7.2%
The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	995,580	5.3%
Maltese Capital Management LLC (4) 150 East 52nd Street, Suite 23001, New York, NY 10022	978,140	5.2%
Mark K. Mason (5)	201,148	1.1%
Scott M. Boggs (6)	37,376	*
Sandra A. Cavanaugh	20,593	*
Jeffrey D. Green (7)	18,492	*
Joanne R. Harrell	18,871	*
James R. Mitchell, Jr.	17,161	*
Nancy D. Pellegrino (8)	16,223	*
S. Craig Tompkins (9)	10,689	*
John M. Michel (10)	83,936	*
William D. Endresen (11)	24,340	*
All executive officers and directors as a group (17 persons) (12)	727,082	3.8%
*        less than 1.0%

(1)Based on a Schedule 13G/A filed with the SEC on December 30, 2024 (the “Philadelphia Financial Management 13G/A filing”) stating that (1) 1,868,053 shares are held for the accounts of Philadelphia Financial Management of San Francisco, LLC (“PFM”), Boathouse Row I, L.P. (“BRI”), Boathouse Row II, L.P. (“BRII”) and Boathouse Row Offshore, Ltd. (“BRO”), (2) PFM is the investment adviser of BRO and the general partner of BRI and BRII and therefore retains voting control and dispositive power of the shares owned by each and (3) Jordan Hymowitz is the Managing Member and sole owner of PFM. According to the Philadelphia Financial Management 13G/A filing, of the 1,868,053 shares beneficially owned at December 27, 2024, each of PFM, BRI, BRII, BRO, Mr. Hymowitz and the Hymowitz 1999 Trust has (a) shared voting power with respect to 1,868,053 shares, and (b) shared power to dispose of 1,868,053 shares. According to the Philadelphia Financial Management 13G/A filing, the address of each reporting person is c/o PFM, 450 Sansome Street, Suite 1500, San Francisco, CA 94111.
(2)BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 25, 2024 (the “BlackRock 13G/A filing”) that, of the 1,540,335 shares beneficially owned at December 31, 2023, it has (a) sole voting power with respect to 1,507,922 shares, (b) shared voting power with respect to 0 shares, (c) sole power to dispose of 1,540,335 shares and (d) shared power to dispose of 0 shares. According to the BlackRock 13G/A filing, the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)The Vanguard Group stated in its Schedule 13G/A filing with the SEC on February 13, 2024 (the “Vanguard 13G/A filing”) that, of the 976,964 shares beneficially owned at December 29, 2023, it has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 44,663 shares, (c) sole power to dispose of 925,191 shares, and (d) shared power to dispose of 51,773 shares. According to the Vanguard 13G/A filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Maltese Capital Management LLC stated in its Schedule 13G filing with the SEC on November 14, 2024 (the “Maltese 13G filing”) that, of the 978,140 shares beneficially owned at September 30 2024, it has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 978,140 shares, (c) sole power to dispose of 0 shares and (d) shared power to dispose of 978,140 shares. According to the Maltese 13G filing, the address of Maltese Capital Management LLC is 150 East 52nd Street, Suite 23001, New York, NY 10022.
(5)Includes 2,800 shares held by Courtney Mason, Mr. Mason’s spouse. Mr. Mason disclaims beneficial ownership of Ms. Mason’s shares except to the extent of any pecuniary interest he may have therein.
(6)Includes 7,900 shares held jointly with Patricia Boggs, Mr. Boggs’s spouse. 6,400 shares are pledged as collateral in connection with a personal line of credit.
(7)Includes 3,109 shares held jointly with Tracy Green, Mr. Green’s spouse. Also includes 785 shares held by Tracy Green. Mr. Green disclaims beneficial ownership with respect to such shares except to the extent of any pecuniary interest he may have therein.

(8)Includes 1,000 shares owned jointly with spouse.
(9)Includes 5,500 shares held indirectly in Tompkins Family Trust.
(10)Includes 33,936 shares held by J Michel and R Michel TTEE, The Michel family Tr U/A DTD 6/14/18; Mr. Michel and his spouse, Rosetta Michel, are the co-trustees and beneficiaries of the J Michel and R. Michel Tr U/A DTD 6/14/18.
(11)Includes 538 shares held through the 401(k) Plan as of the last statement date of March 31, 2025. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.
(12)Includes shares held by our Directors and NEOs as well as our seven other executive officers. For our seven other executive officers, includes 5,575 shares were held through the 401(k) Plan as of the last statement date of March 31, 2025. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

OTHER MATTERS
Participants in the Solicitation
Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation. For more information about our directors and executive officers, please see “Principal Shareholders” on page 61 of this Proxy Statement and “Proposal 1 — Election of Directors” on page 11 of this Proxy Statement. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
Costs of Solicitation
We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneﬁcial owners, and reimbursements paid to brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from beneﬁcial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Excluding the salaries and wages of our regular employees, we have not incurred, and do not expect to incur, expenses related to our solicitation of proxies.
Shareholders Sharing the Same Address
SEC rules permit us to deliver only one copy of our proxy materials to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are a shareholder of record who currently receives a single copy of our proxy materials and wishes to receive a separate copy of our proxy materials or if you are currently receiving multiple copies of our proxy materials at the same address and wish to receive only a single copy, please write to the Secretary of the Company at HomeStreet, Inc. 601 Union Street, Suite 2000, Seattle, WA 98101 or call at (206) 389-7773.
Beneficial owners sharing an address who are currently receiving multiple copies of our proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other nominee to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.
Shareholder List
A list of our shareholders as of the close of business on March 31, 2025 will be available for inspection during business hours for 10 days prior to the Annual Meeting at our principal executive offices located at 601 Union Street, Suite 2000, Seattle, WA 98101. This list will also be accessible during the Annual Meeting through the meeting website www.virtualshareholdermeeting.com/HMST2025.
Shareholders Proposals and Director Nominations for the 2026 Annual Meeting
For inclusion in HomeStreet’s proxy materials:  To be considered for inclusion in the proxy materials for next year’s annual meeting of shareholders (the “2026 Annual Meeting”) under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals must be received by our Corporate Secretary no later than December 16, 2025, and must comply will all applicable requirements of Rule 14a-8 of the Exchange Act.

To be brought before an annual meeting of shareholders: In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.
In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) by a shareholder of the Company entitled to vote at such meeting who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice is in accordance with the procedures set forth in our Bylaws.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is speciﬁed in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice complies with our Bylaws.
Except as otherwise provided by law, our Articles of Incorporation, or our Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with our Bylaws, and if any proposed nomination or business is not in compliance with our Bylaws, to declare that such proposal or nomination shall be disregarded.
The “Notice Period” is deﬁned as that period not earlier than 5:00 pm Pacific Time on the 120th day and not later than 5:00 pm Pacific Time on the 90th day prior to the ﬁrst anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2026 annual meeting of shareholders will start on January 29, 2026 and end on February 28, 2026. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or 60 days after May 29, 2026.
In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
If a shareholder who has notiﬁed the Company of his or her intention to appear in person or by a representative at the meeting to propose the business speciﬁed in the notice at an annual meeting of shareholders does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.
A copy of the full text of our Bylaws may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our ﬁlings on the SEC’s website at www.sec.gov.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Directors and officers, among others, to file with the SEC, an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Based solely upon a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2024, all of our Section 16 officers and Directors filed the required reports on a timely basis under Section 16(a), except for Mr. Mason who filed a late Form 4 on September 4, 2024 reporting a transaction that occurred on December 9, 2022, due to an administrative oversight.

Availability of the Form 10-K and Other Filings
Copies of the 2024 Annual Report may be obtained without charge by writing to Investor Relations, HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. This Proxy Statement, the 2024 Annual Report and other proxy materials are also available on www.proxyvote.com and on the following cookies-free website that can be accessed anonymously at http://ir.homestreet.com/sec-filings/proxy-materials/default.aspx. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this Proxy Statement.

THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 (AND ANY AMENDMENT THERETO) ARE
AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT WWW.HOMESTREET.COM
WE ENCOURAGE YOU TO VOTE ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE THAT WAS ENCLOSED WITH YOUR PROXY MATERIALS.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, Board composition, future shareholder engagement and the Company’s strategy, and underlying assumptions of any of the foregoing are forward-looking statements.
When used in this Proxy Statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described in the Company’s reports and ﬁlings with the SEC including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the heading Part I, Item 1A — “Risk Factors.” Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is speciﬁcally qualiﬁed in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.

APPENDIX A — NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we use the following non-GAAP measures: (1) tangible common equity and tangible assets, as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; and (2) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes the loss on the sale of $990 million of multifamily loans due to the unusual nature and size of the loan sale, the deferred tax asset allowance because it is a significant unusual item, goodwill impairment charges because they were an unusual nonrecurring item, loss on debt extinguishment and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; (3) an efficiency ratio, which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the State of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this Proxy Statement, or the calculation of the non-GAAP financial measure.

A-1

	As of or For the Year Ended
(in thousands, except ratio)	December 31, 2024	December 31, 2023

Core net income
Net income (loss)	$(144,344)
Adjustments (tax effected)
Loss on loan sale	67,058
Merger related expenses	2,674
Loss on debt extinguishment	353
Deferred tax asset allowance	$53,310
Total	$(20,949)

Return on average assets - Core
Average assets	$9,259,233
Core net income (loss) (per above)	(20,949)
Ratio	(0.23)%

Return on average tangible equity - Core
Average shareholders’ equity	$530,360
Less: Average goodwill and other intangibles	(8,476)
Average tangible equity	$521,884

Core net income (loss) (per above)	$(20,949)
Adjustments (tax effected)
Amortization of core deposit intangibles	1,950
Tangible income applicable to shareholders	$(18,999)
Ratio	(3.6)%

Efficiency ratio
Noninterest expense
Total	$196,214	$241,872
Adjustments:
Merger related expenses	(3,428)	(1,500)
Loss on debt extinguishment	(452)	—
Goodwill impairment charge	—	(39,857)
State of Washington taxes	(1,510)	(994)
Adjusted total	$190,824	$199,521
Total revenues
Net interest income	$120,087	$166,753
Noninterest income (loss)	(44,385)	41,921
Loss on loan sale	88,818	—
Adjusted total	$164,520	$208,674
Ratio	116.0%	95.6%

A-2

HOMESTREET, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting **- Go to www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 26, 2025 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HMST2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 26, 2025 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68100-P26608 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HOMESTREET, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1. To elect the following as directors of HomeStreet to serve until the next annual meeting of shareholders of HomeStreet, or until their successors are elected or appointed or until earlier death, resignation or removal.

Nominees:	For	Against	Abstain
1a. Scott M. Boggs	☐	☐	☐
1b. Sandra A. Cavanaugh	☐	☐	☐
1c. Jeffrey D. Green	☐	☐	☐
1d. Joanne R. Harrell	☐	☐	☐
1e. Mark K. Mason	☐	☐	☐
1f. James R. Mitchell, Jr.	☐	☐	☐
1g. Nancy D. Pellegrino	☐	☐	☐
1h. S. Craig Tompkins	☐	☐	☐

	For	Against	Abstain
2. To approve, on an advisory (non-binding) basis, the executive compensation of HomeStreet's named executive officers for 2024.	☐	☐	☐
3. To ratify, on an advisory (non-binding) basis, HomeStreet's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned stockholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement